UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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BIOCRYST PHARMACEUTICALS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOCRYST PHARMACEUTICALS, INC.
4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2026
To the Stockholders of BioCryst Pharmaceuticals, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at our corporate headquarters at 4505 Emperor Blvd., Suite 200, Durham, NC 27703 on Thursday, June 11, 2026 at 10:00 a.m., Eastern Daylight Time (the “Meeting”), for the following purposes:
1.To elect the three directors nominated in this Proxy Statement to serve for a term ending at the 2029 annual meeting of stockholders and until a successor is duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for 2026;
3.To hold a non-binding, advisory vote regarding executive compensation;
4.To approve an amended and restated Stock Incentive Plan, increasing the number of shares available for issuance under the Stock Incentive Plan; and
5.To transact such other business as may properly come before the Meeting or any adjournment thereof.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1, 2, 3 AND 4. The proposals are further described in the accompanying Proxy Statement.
The Board of Directors has fixed the close of business on April 13, 2026 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than announcement at the Meeting, and any business for which notice of the Meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the Meeting will be open to examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting at the principal executive offices of the Company, located at 4505 Emperor Blvd, Suite 200, Durham, NC 27703. Stockholders wishing to examine the list may make arrangements to do so by contacting our Corporate Secretary in writing at our principal executive offices or by telephone at (919) 859-1302.
We reserve the right to implement any health and safety measures as we deem prudent or as may be required by applicable laws or government orders. In addition, if we determine that it is not possible or advisable to hold the Meeting in person at our corporate offices on the meeting date, we may make alternative arrangements to hold the Meeting at a different date or time, in a different location, and/or by means of remote communication. In the event we determine it is necessary or appropriate to make alternative arrangements for the Meeting, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the Securities and Exchange Commission as additional proxy soliciting material.
Please carefully review the Proxy Card and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Alane P. Barnes, Corporate Secretary
Durham, North Carolina
April 23, 2026

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
PROXY STATEMENT
General
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of BioCryst Pharmaceuticals, Inc. (“BioCryst” or the “Company”) for the Annual Meeting of Stockholders of the Company to be held at our corporate headquarters at 4505 Emperor Blvd., Suite 200, Durham, NC 27703 on Thursday, June 11, 2026 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”), and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
In this document, the words “BioCryst,” the “Company,” “we,” “our,” “ours,” and “us” refer only to BioCryst Pharmaceuticals, Inc. and not to any other person or entity.
We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders via the Internet. Under these rules, we are sending our stockholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our stockholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our stockholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this Proxy Statement to such stockholders on or about April 23, 2026.
We reserve the right to implement any health and safety measures as we deem prudent or as may be required by applicable laws or government orders. In addition, if we determine that it is not possible or advisable to hold the Meeting in person at our corporate offices on the meeting date, we may make alternative arrangements to hold the Meeting at a different date or time, in a different location, and/or by means of remote communication. In the event we determine it is necessary or appropriate to make alternative arrangements for the Meeting, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy soliciting material.
Purpose of the Meeting
The matters to be considered at the Meeting are:
1.To elect the three directors nominated in this Proxy Statement to serve for a term ending at the 2029 annual meeting of stockholders and until a successor is duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for 2026;
3.To hold a non-binding, advisory vote regarding executive compensation;
4.To approve an amended and restated Stock Incentive Plan, increasing the number of shares available for issuance under the Stock Incentive Plan; and
5.To transact such other business as may properly come before the Meeting or any adjournment thereof.
Revocation and Voting of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to our Corporate Secretary at our principal executive offices, 4505 Emperor Blvd., Suite 200, Durham, NC 27703 or by voting in person at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted as follows:
•FOR the election of each of the nominees named in this Proxy Statement for director of the Company;
•FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2026;
•FOR approval of the non-binding, advisory resolution regarding executive compensation; and
•FOR approval of the amended and restated Stock Incentive Plan, increasing the number of shares available for issuance under the Stock Incentive Plan.

With respect to such other matters as may properly come before the Meeting, votes will be cast in the discretion of the appointed proxies.
Voting and Quorum
Only holders of record (referred to in this section as the “Stockholders”) of our common stock (the “Common Stock”) as of the close of business on April 13, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. At April 13, 2026, there were 254,105,895 shares of Common Stock outstanding. Stockholders are entitled to vote in any one of the following ways:
1.In Person. Stockholders who choose to attend the Meeting can vote in person at the Meeting by presenting a form of photo identification acceptable to the Company and casting a ballot. Registered holders, whose shares are registered directly in their name, may vote upon presentation of such identification. Beneficial owners who hold their shares through a nominee, such as a broker or a bank, must obtain a proxy from such nominee or other holder of record and present it to the inspector of election with their ballot.
2.By Internet. Stockholders can vote on the Internet by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
3.By Mail. Stockholders can vote by mail after requesting a paper copy of the proxy materials, including a proxy card, by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials. Stockholders who choose to vote by mail should be sure to allow sufficient time for delivery.
4.By Telephone. Stockholders can vote over the telephone using the toll-free telephone number obtained by accessing the website set forth in the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining, with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” generally will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are shares of Common Stock held in record name by brokers, banks or other nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power, and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter. Under current stock exchange rules, brokers who do not have instructions from their customers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect to not vote on any of the proposals unless the customer provides voting instructions.
For registered holders, you may change or revoke your vote by submitting a subsequent vote electronically, by telephone, or at the meeting. For beneficial holders, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or intermediary. Your most recent vote is the one that is counted.
Attending the Meeting
Stockholders as of the Record Date are invited to attend the Meeting. Stockholders must present a form of photo identification acceptable to the Company, such as a valid driver’s license or passport, to be admitted to the Meeting. Registered holders may vote upon presentation of such identification. Beneficial owners who hold their shares through a nominee, such as a broker or a bank, must obtain a proxy from such nominee or other holder of record and present it to the inspector of election with their ballot. Each Stockholder may appoint only one proxy holder or representative to attend the Meeting on his or her behalf. In addition, we reserve the right to implement any health and safety measures as we deem prudent or as may be required by applicable laws or government orders.
The Meeting will begin promptly at 10:00 a.m. Eastern Daylight Time. Please allow ample time for the check-in procedures. Media may attend the Meeting by invitation only. Stockholders will not be allowed to use cameras (including cell phones with photographic capabilities), audio or video recording equipment, communication devices, or other similar equipment during the Meeting.
Required Votes, Abstentions, and Broker Non-Votes
Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from the nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and voting on the proposal is required for approval of (i) the ratification of our appointment of Ernst & Young LLP as our independent registered public accountants for 2026, (ii) the non-binding, advisory resolution regarding executive compensation, and (iii) the amended and restated Stock Incentive Plan. Abstentions and broker non-votes, if any, will have no effect upon these proposals.
Proxy Solicitation
We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by telephone, facsimile, letter, e-mail, in person, or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies on behalf of the Board. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of Common Stock. We have engaged Alliance Advisors, LLC, 150 Clove Road, Suite 400, Little Falls, NJ 07424, to assist us in soliciting proxies in conjunction with the Meeting, at an approximate cost of $19,000 plus reasonable out-of-pocket expenses for their services.

ITEMS TO BE VOTED UPON
1.ELECTION OF DIRECTORS
Our Board of Directors currently consists of 10 directors. Three directors have terms expiring at the Meeting. These three directors are named as director nominees in this Proxy Statement and have been nominated for reelection to the Board to serve for a term ending at the 2029 annual meeting of stockholders, and until their successors shall have been duly elected and qualified. Proxies cannot be voted for more than three nominees. Unless otherwise specified in the accompanying proxy card, the shares voted by proxy will be voted FOR the election of the three persons listed for terms expiring in 2029. The Board expects that all nominees will be available for election, but if any of the nominees is not available or is unwilling to accept election, it is expected that the proxies will vote for a substitute nominee to be designated by the Board or, if no such designation is made, that the proxies will vote for a lesser number of nominees. The Board has no reason to believe that the persons named will be unable to serve or will decline to serve if elected.
NOMINEES FOR DIRECTOR WITH TERMS EXPIRING AT THE ANNUAL MEETING OF
STOCKHOLDERS IN 2029

Name	Age(1)	Position(s) with the Company	Served as Director Since
Theresa M. Heggie	65	Director	2018
Amy E. McKee, M.D.	54	Director	2021
Jon P. Stonehouse	65	Director	2007
The following persons shall continue to serve as directors for the terms indicated:
DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2027

Name	Age(1)	Position(s) with the Company	Served as Director Since
Vincent J. Milano	62	Director	2021
A. Machelle Sanders	62	Director	2022
Steven R. Frank	66	Director	2025
DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2028

Name	Age(1)	Position(s) with the Company	Served as Director Since
Steven K. Galson, M.D., MPH	69	Director	2021
Alan G. Levin	64	Director	2020
Jill C. Milne, Ph.D.	58	Director	2026
Charles K. Gayer	55	Director, President, Chief Executive Officer	2026
______________________
(1)Age as of April 13, 2026.
Biographical Information of Directors and Director Nominees
Below you can find information, including biographical information, about our nominees for director and directors whose terms continue after the Meeting, as well as a discussion of the specific experiences, qualifications, attributes, and skills considered by the Board in concluding that such individuals should serve as directors.
Nominees for Director with Terms Expiring in 2029
Theresa M. Heggie was appointed to the Board in December 2018. Ms. Heggie most recently served as interim Chief Executive Officer for Hybridize Therapeutics, a private biotech startup, from October 2023 to March 2024. From February 2022 to October 2022, Ms. Heggie served as Chief Operating Officer of ProQR Therapeutics NV (“ProQR”), a publicly-traded biotechnology company developing RNA therapies using its proprietary Axiomer RNA-editing platform technology for severe, rare and common diseases, after joining ProQR as Chief Commercial Officer in October 2021. She previously served as Chief Executive Officer of Freeline Therapeutics Holdings plc (“Freeline”), a publicly-traded gene therapy company, from June 2020 to August 2021 and, prior to that, as Senior Vice President, Head of Europe, Middle East, Africa & Canada for Alnylam Pharmaceuticals, Inc., a global commercial-stage biopharmaceutical company, from May 2017 to May 2020. From June 2013 to March 2016, Ms. Heggie served as Chief Strategy and Marketing Officer for Bupa, an international healthcare group. Prior to June 2013, Ms. Heggie served in senior commercial and operating roles at Shire plc (“Shire”), a global specialty biopharmaceutical company, including Senior Vice President, Global Commercial Operations for the rare disease business. Prior to that, Ms. Heggie had responsibility over Europe, Middle East, and Africa rare disease and served as Chief Executive Officer of Jerini AG, a pharmaceutical company, following Shire’s acquisition of the company, and its lead asset, Firazyr®, for the treatment of hereditary angioedema. Prior to joining Shire, Ms. Heggie spent more than 20 years in a broad range of increasingly senior commercial positions at Janssen Pharmaceuticals and Baxter Healthcare. Ms. Heggie currently serves as a consultant on the Scientific Advisory Board for the Invivo Ventures III fund at Invivo Partners, a management company for early-stage investments in the healthcare sector. Since May 2023, she has served as a member of the board of directors of ProQR. From May 2016 to April 2017, Ms. Heggie served as a member of the board of Swedish Orphan Biovitrum AB, an international specialty biopharmaceutical company dedicated to the treatment of rare diseases. From June 2020 to August 2021, Ms. Heggie served as a member of the board of directors of Freeline, and from July 2019 to October 2021, she served as a member of the supervisory board of ProQR. Ms. Heggie received a B.S. degree from Cornell University. Ms. Heggie’s extensive commercial experience in the industry, especially her rare disease commercial experience, provide valuable knowledge and insight to the Board.
Amy E. McKee, M.D. was appointed to the Board in September 2021. Since September 2024, she has served as Senior Vice President of Oncology Regulatory Science, Strategy & Excellence at AstraZeneca, a leading publicly-traded multinational pharmaceutical and biotechnology company. She previously served as Chief Medical Officer and Global Head, Oncology Center of Excellence at Parexel International Corporation (“Parexel”), a global clinical research organization, from September 2022 to September 2024, and as Vice President, Regulatory Consulting at Parexel from February 2019 to September 2022. Prior to joining Parexel, Dr. McKee served in several leadership roles of increasing responsibility at the U.S. Food and Drug Administration (“FDA”) from 2008 to February 2019. While at the FDA, Dr. McKee served as a primary reviewer of new drug applications (“NDAs”) and biologics license applications (“BLAs”) across multiple divisions and served as both the acting deputy director and supervisory associate director of the Office of Hematology and Oncology products, where she managed four separate divisions performing NDA and BLA reviews. From January 2018 to February 2019, Dr. McKee was the deputy center director for the FDA’s Oncology Center of Excellence, which helps expedite development of innovative medical products of oncologic and hematologic malignancies and supports an integrated approach to their clinical evaluation. Dr. McKee holds an M.D. from Tulane University School of Medicine and a B.A. from Middlebury College. Dr. McKee’s extensive regulatory experience provides valuable knowledge and insight to the Board.
Jon P. Stonehouse was appointed to the Board in January 2007 and served as our Chief Executive Officer from January 2007 through December 2025, as well as our President from January 2007 to August 2025. Additionally, Mr. Stonehouse served as Interim Chief Financial Officer from April 2025 until July 2025. Prior to joining the Company, he served as Senior Vice President of Corporate Development for Merck KgaA, a pharmaceutical company, since July 2002. His responsibilities included corporate mergers and acquisitions, global licensing and business development, corporate strategy and alliance management. Prior to joining Merck KgaA, Mr. Stonehouse held a variety of roles at Astra Merck/AstraZeneca. Mr. Stonehouse began his career in the pharmaceutical industry as a sales representative and held increasing sales leadership positions at Merck & Co., Inc. Mr. Stonehouse previously served on the board of directors of Metsera, Inc., a publicly-traded clinical stage biotechnology company focused on the treatment of obesity, overweight and related conditions, from April 2025 until its acquisition by Pfizer Inc. in November 2025, and on the board of directors of Bellicum Pharmaceuticals, Inc., a publicly-traded clinical stage biopharmaceutical company, from December 2014 to February 2024. Mr. Stonehouse also served on the advisory board of Precision Biosciences, Inc., a private biotechnology company, from 2008 to 2018, and on the advisory board for Genscript, a private bioservices company. Mr. Stonehouse received a B.S. in Microbiology from the University of Minnesota. As the Company’s previous Chief Executive Officer and President of BioCryst, Mr. Stonehouse brings to the Board an intimate knowledge of our business, and his executive experience in a variety of capacities at major pharmaceutical companies provides industry-specific operational experience that is beneficial to the Board.
Directors with Terms Expiring in 2027
Vincent J. Milano was appointed to the Board in July 2021. Since November 2023, Mr. Milano has served as an advisor at Courier Health, Inc., a leading life sciences software company. He previously served as President and Chief Executive Officer of Idera Pharmaceuticals, Inc. (“Idera”) (now Aceragen, Inc.), a position he held from December 2014 until his resignation in September 2022 following Idera’s acquisition of Aceragen. Subsequent to Mr. Milano’s departure, Aceragen’s stockholders voted in August 2023 to approve a judicial insolvency procedure under Delaware law pursuant to which Aceragen’s assets were liquidated for the general benefit of all of its creditors. Prior to joining Idera, Mr. Milano served in roles of increasing responsibility, including as Chairman, President and Chief Executive Officer, at ViroPharma Incorporated, which successfully developed and launched Cinryze for the treatment of hereditary angioedema (“HAE”) in the United States and Europe, prior to its acquisition by Shire Pharmaceuticals in January 2014. Prior to joining

ViroPharma, Mr. Milano served as a senior manager at KPMG LLP, an independent registered public accounting firm. He currently serves as a member of the board of directors of Aclaris Therapeutics, a publicly-traded biopharmaceutical company, and he is the chairman of the board of Life Science Cares Philadelphia. He previously served on the boards of directors of Aceragen, Spark Therapeutics, Inc., VenatoRx Pharmaceuticals, Inc., and Vanda Pharmaceuticals Inc. Mr. Milano received his B.S. degree in accounting from Rider College. Mr. Milano’s rare disease and HAE experience, together with his extensive experience in the pharmaceutical industry, including both as an executive and director, provides valuable knowledge and experience to the Board.
A. Machelle Sanders was appointed to the Board in February 2022. She previously served as the North Carolina Secretary of Commerce from February 2021 to December 2024. Prior to being appointed as North Carolina’s Secretary of Commerce, Ms. Sanders served as Secretary of the North Carolina Department of Administration from January 2017 to February 2021. Ms. Sanders has over 30 years of pharmaceutical and biotechnology experience with increasing levels of quality assurance and manufacturing operations responsibilities with Biogen, Inc. (“Biogen”), Purdue Pharmaceuticals, and AkzoNobel N.V. Most recently, she led product operations for Biogen’s multiple sclerosis franchise as its Vice President of Multiple Sclerosis Franchise Product Operations, and prior to that, she was Vice President of Manufacturing and General Manager for Biogen’s largest global manufacturing operation. Since May 2024, Ms. Sanders has served on the board of directors at Fortrea Holdings Inc., a publicly-traded leading global contract research organization. She previously served as a member of the boards of directors of Novan, Inc., until April 2024, and Radius Health, Inc., until her resignation in August 2022 following its acquisition by a leading healthcare fund. Ms. Sanders received a B.S. in biochemistry from North Carolina State University and a master’s degree in health administration from Pfeiffer University. Ms. Sanders’ extensive pharmaceutical and biotechnology experience provide valuable insight and expertise to the Board.
Steven R. Frank was appointed to the Board in May 2025. Mr. Frank joined J.P. Morgan Securities LLC, an investment bank, in June 2008 and currently serves as Chairman of Global Healthcare Investment Banking. Mr. Frank had previously been the head of Bear Stearns’ Worldwide Health Care Investment Banking group in New York for 16 years and has provided general investment banking services to all types of healthcare companies. Specifically, Mr. Frank has led or played major roles in hundreds of mergers and acquisitions and financing transactions across the spectrum of deal structures. He has specialized in transactions involving pharmaceutical, medical device, and biotechnology companies. Prior to joining Bear Stearns in 1993, Mr. Frank served for over 10 years as an institutional investor, primarily at State Farm Insurance Company, where he focused on a multibillion-dollar life-sciences portfolio. Since February 2008, Mr. Frank has served as a member of the board of directors of Precigen, Inc., a publicly traded biopharmaceutical company, and he has also served as a member of the Executive Committee of the Frost Museum of Science since June 2020. He previously served on the board of directors of EXUMA Biotech, a private clinical-stage biotechnology company, from 2022 to 2024. Mr. Frank received a B.S. from Illinois State University and an M.B.A. from the University of Chicago. Mr. Frank’s extensive knowledge of our industry and of finance and capital markets provides valuable insight and expertise to the Board.
Directors with Terms Expiring in 2028
Steven K. Galson, M.D., MPH, was appointed to the Board in September 2021. From 2010 to 2021, Dr. Galson served in various leadership positions at Amgen Inc., a publicly-traded biotechnology company, including most recently as Senior Vice President, Research and Development, where he also led regulatory affairs. Prior to joining Amgen Inc., Dr. Galson spent more than 20 years in public service roles across the U.S. Department of Health and Human Services, Department of Energy, Environmental Protection Agency, and Centers for Disease Control and Prevention. From 2001 to 2007, Dr. Galson progressed from deputy director, to acting director, to director of the Center for Drug Evaluation and Research at the FDA. From 2007 to 2009, he served as acting surgeon general of the United States. Dr. Galson currently serves on the board of directors of Elephas Biosciences Corporation, a private biosciences company, and he serves as a senior advisor to Boston Consulting Group, Inc. He recently served as a member of the Committee on Processes to Evaluate the Safety and Efficacy of Drugs for Rare Diseases in the United States and the European Union, an ad hoc committee of the National Academies of Sciences, Engineering, and Medicine. He previously served on the boards of directors of Vanda Pharmaceuticals Inc., a publicly-traded biopharmaceutical company, and Insilico Medicine, a private pharma-technology company. Dr. Galson received a B.S. in biochemistry from the State University of New York at Stony Brook, an M.D. from the Mount Sinai School of Medicine, and a master’s degree in public health from the Harvard School of Public Health. Dr. Galson’s industry background, research and development experience, and extensive regulatory experience provide valuable knowledge and insight to the Board.
Alan G. Levin was appointed to the Board in February 2020. Mr. Levin served as Chief Financial Officer of Endo Health Solutions Inc. (“Endo”), a global specialty healthcare company, from June 2009 until September 2013. Prior to joining Endo, Mr. Levin worked with Texas Pacific Group, a leading private equity firm, and one of its start-up investments. Before that, he was Chief Financial Officer of Pfizer, Inc. (“Pfizer”) where he worked for 20 years in a variety of executive positions of increasing responsibility, including Treasurer and Senior Vice President of Finance & Strategic

Management for the company’s research and development organization. He previously served as a member of the board of directors of Diffusion Pharmaceuticals Inc., a publicly-traded development stage oncology company, from 2015 until it was acquired by CervoMed, Inc. in August 2023, and was a member of the board of directors of Aceto Corporation, a former publicly-traded seller and distributor of generic drugs, pharmaceutical ingredients, and performance chemicals, from 2013 to 2019. From 2010 to 2025, Mr. Levin was an advisory board member for Auven Therapeutics, a private equity fund. In addition, Mr. Levin is a member of the board of directors of the Critical Path Institute, a non-profit collaboration between the FDA and the pharmaceutical industry, focused on accelerating development of and streamlining regulatory requirements for innovative medicines. Mr. Levin received a bachelor’s degree from Princeton University and a master’s degree in accounting from New York University’s Stern School of Business. Mr. Levin is a certified public accountant. Mr. Levin’s extensive experience in strategic planning, capital markets, financial reporting, tax planning, and business development contributes valuable insight and experience to the Board.
Jill C. Milne, Ph.D. was appointed to the Board in January 2026. Dr. Milne co-founded Astria Therapeutics, Inc., a publicly traded biopharmaceutical company focused on therapies for allergic and immunological diseases (“Astria”), where she served as President and Chief Executive Officer and a member of the board of directors from June 2008 until its acquisition by BioCryst in January 2026. Prior to co-founding Astria, Dr. Milne worked as head of discovery biology at Sirtris Pharmaceuticals, a biotechnology company, from 2004 to 2008, when it was acquired by GlaxoSmithKline. From 1998 to 2004, Dr. Milne worked at Pfizer Global Research and Development, where she served as the worldwide head of the Drug Pfinder Program and head of the Enzyme Target Group at the Pfizer Discovery Technology Center. Prior to joining Pfizer, she was an American Cancer Society postdoctoral fellow in the department of biological chemistry and molecular pharmacology at Harvard Medical School from 1995 to 1998. Since 2020, she has also served as an advisory board member of Life Science Cares. Dr. Milne holds a Ph.D. from Harvard University and a B.A. in biological chemistry from Wellesley College. Dr. Milne was appointed to the Board pursuant to the merger agreement entered into between BioCryst and Astria, and her extensive experience and leadership in biotechnology and intimate knowledge of Astria provides valuable insight and experience to the Board.
Charles K. Gayer was appointed to the Board in January 2026 and became the Company’s Chief Executive Officer in January 2026 and President in August 2025. Previously, Mr. Gayer served as the Company’s Chief Commercial Officer since January 2020 and as its Vice President of Global Strategic Marketing after joining BioCryst in August 2015. Prior to joining the Company, Mr. Gayer held several U.S. and global commercial leadership roles in competitive rare disease categories at Talecris Biotherapeutics, Inc., a biopharmaceutical company that was acquired in 2011 by Grifols, S.A., a multinational pharmaceutical and chemical manufacturer. At Talecris, he led U.S. alpha-1 antitrypsin deficiency marketing and later European sales and marketing. At Grifols, he led the U.S. marketing team for the combined immune globulin portfolio of the two companies. Prior to joining Talecris, Mr. Gayer served for six years at GSK plc, previously known as GlaxoSmithKline, in a range of professional marketing, consumer marketing and sales roles. Mr. Gayer began his career as a strategic consultant for biopharmaceutical companies and also spent three years as a business analyst at rare disease pioneer Genzyme Corporation. Mr. Gayer received a B.A. in Politics from Princeton University and his M.B.A. from the Fuqua School of Business at Duke University. As the Chief Executive Officer and President of BioCryst, Mr. Gayer provides valuable insight to the Board through his intimate knowledge of the Company’s business.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2029 NAMED ABOVE.

2.RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2026
The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2026. Services provided to the Company by Ernst & Young LLP in fiscal year 2025 and 2024 are described below.
The Company is asking its stockholders to ratify the appointment of Ernst & Young LLP as its independent registered public accountants for 2026. Although ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to its stockholders for ratification as a matter of good corporate practice.
A representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from our stockholders.
Fees Paid to Independent Registered Public Accountants
In connection with the audit of the 2025 consolidated financial statements, the Company entered into an engagement agreement with Ernst & Young LLP, which set forth the terms by which Ernst & Young LLP agreed to perform audit services for the Company.
Set forth below is information relating to the aggregate fees paid to Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2025 and 2024, respectively.

	2025	2024
Audit fees	$2,095,229	$1,840,497
Audit-related fees	—	—
Tax fees	64,173	47,827
All other fees	947,656	7,200
Audit Fees
Audit fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements and internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements, including the issuance of consents in connection with registration statement filings with the SEC. For 2025 and 2024, fees associated with registration statement filings were approximately $15,000 and $39,500, respectively.
Tax Fees
Tax fees represent the aggregate fees billed for tax advisory services.
All Other Fees
All other fees include licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database of $7,200 and aggregate fees billed for professional services rendered for the audit of Astria Therapeutics, Inc.’s annual financial statements, of which $693,000 was paid by Astria Therapeutics, Inc. prior to its acquisition by the Company on January 23, 2026, and $247,456 was payable by the Company subsequent to the acquisition.
Audit Committee Pre-Approval
It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to the Company by its independent registered public accounting firm, other than such non-audit services as are prohibited by law to be performed by the independent registered public accounting firm and other than as provided in the de minimis exception set forth in applicable provisions of the federal securities laws. The Audit Committee may delegate to one or more of its designated members the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee has delegated this pre-approval authority to its Chair, Alan Levin.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2026.
In the event that the Company’s stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2026, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

3.NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, a resolution on the compensation of our Named Executive Officers, as defined herein, as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC. We currently hold a non-binding, advisory vote on the compensation of our Named Executive Officers every year, and we expect that the next such vote will occur at our 2027 annual meeting of stockholders.
The Company asks that you indicate your support for the compensation of our Named Executive Officers, as well as our executive compensation philosophy, policies and practices as described in “Compensation Discussion and Analysis” and the accompanying tables and related disclosures in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and voting on the proposal will be required for approval.
We have designed our executive compensation program to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that the experience, abilities and commitment of our Named Executive Officers are unique in the biotechnology industry, and we recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years. Accordingly, the Compensation Committee makes compensation decisions for our executive officers after consideration of the following primary objectives:
•to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution toward the Company’s performance and long-term strategic goals;
•to reward executives for actions that create short-term and long-term sustainable stockholder value, with a strong focus on Company results;
•to align the interests of our executives with the Company’s corporate strategies, business objectives, and the long-term interests of our stockholders; and
•to attract, incentivize, and retain our executive talent.
Further, our executive compensation program is based on market best practices to ensure that it is appropriately risk-based and competitive with similar companies in our industry. We do not believe that our executive compensation program encourages our management to take excessive risks.
The Board of Directors encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 29, as well as the Summary Compensation Table and other related compensation tables and narrative discussion, appearing on pages 39 through 52, which provide detailed information on the compensation of our Named Executive Officers.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING RESOLUTION:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion.”

4.APPROVAL OF AN AMENDED AND RESTATED STOCK INCENTIVE PLAN, INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN
We are asking our stockholders to approve an amendment and restatement of the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (as amended and restated, the “Stock Incentive Plan”). As amended and restated, the Stock Incentive Plan increases the number of shares available for issuance under the Stock Incentive Plan by 7,000,000 (the “Share Increase”). We believe that the Share Increase is necessary for the Stock Incentive Plan to support the Company’s goals in 2026.
As of April 13, 2026, the total number of shares reserved or available under the Stock Incentive Plan, without giving effect to the Share Increase, is 54,027,003. This amount consists of 46,313,803 shares reserved for awards already granted and 7,713,200 shares currently available for future issuance under the Stock Incentive Plan. The shares currently available for future issuance under the Stock Incentive Plan represent less than 75% of our projected need for the next year, which provides limited availability and flexibility for our equity usage as part of our broad-based equity program. The proposed increase would bring the total number of shares available under the Stock Incentive Plan to 14,713,200 as of April 13, 2026, which we currently expect to be sufficient under the Stock Incentive Plan through the 2027 annual meeting of stockholders (subject to a number of factors, including changes in stock price and the pace of the Company’s growth).
On April 20, 2026, our Board approved the Share Increase, subject to stockholder approval at this Meeting. The Stock Incentive Plan, as amended by the Share Increase, is attached as Annex A to this Proxy Statement. In addition to the Share Increase, the Stock Incentive Plan, as amended and restated on April 20, 2026, includes certain immaterial, administrative revisions.
If the Share Increase is approved by our stockholders, we intend to file a Registration Statement on Form S-8 with the SEC following the Meeting during 2026.
Share Increase
Equity Usage and Needs
As further explained below, our equity awards are intended to attract, incentivize, retain, and motivate participants in the Stock Incentive Plan and align the interests of our directors, employees, and consultants with those of our stockholders. The long period of retention of awards outlined below by our employees indicates the strong link between these incentives and the long-term success of stockholders and employees alike. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the best talent. In 2026, we expect to continue our successful commercialization of ORLADEYO® (berotralstat) and advance our pipeline, including the navenibart and BCX17725 clinical programs. To achieve these goals, the Company must retain and attract top talent, and equity is critical to support continued revenue growth. Accordingly, we believe the increase in shares reserved for issuance under the Stock Incentive Plan pursuant to the Share Increase is necessary to allow the Company to provide customary levels of equity incentives to employees, including, without limitation, the long-term equity incentive awards that the Compensation Committee has historically granted to all employees on an annual basis.
•The Company has created a culture of ownership that aligns employees with stockholders by offering every employee equity as an incentive to join the Company and annually at the end of each year. Strategic use of a broad-based equity program is core to our compensation philosophy as the Compensation Committee has historically granted long-term equity incentive awards to all employees on an annual basis to, among other things, align our employees’ interests with those of our stockholders by creating a culture of ownership. Pursuant to this philosophy, the Compensation Committee granted long-term equity incentive awards under the Stock Incentive Plan to 427 employees in 2025. We believe that employees with a stake in the future success of our business are highly motivated to achieve long-term growth and are well-aligned with the interests of our other stockholders to increase stockholder value. Despite the highly competitive biotechnology market, we have experienced lower than average voluntary turnover compared to the regional industry rate, and we believe this is in part due to the long-term retentive nature of equity awards and this ownership culture.
•We are in a highly competitive marketplace for biotechnology talent where equity compensation is used more broadly than other industries, and without the ability to offer competitive equity grants to incentivize and retain talent, we may lose key employees, which could impair our ability to execute on our business strategy and harm stockholder value. In order to incentivize and retain our top talent, it is essential that we are able to grant equity awards that reflect the current value of the Company’s Common Stock. As of April 13, 2026, approximately one-third of the stock options outstanding and exercisable under the Stock Incentive Plan are underwater (with an exercise price in excess of the closing price of our Common Stock on April 13, 2026). While these awards continue to contribute to overall share usage and overhang, their reduced incentive value heightens the importance of maintaining the ability to issue new equity awards at current market value.

Accordingly, we believe it is critical that we have sufficient shares available under the Stock Incentive Plan to offer competitive equity awards at current market value to continue to incentivize and retain key talent.
•Our ability to attract and retain top talent was critical to driving the strong launch of ORLADEYO and is vital to the continued success of ORLADEYO and the advancement of our pipeline. In 2025, ORLADEYO generated approximately $602 million in net revenue. In 2026, the Company expects to continue our successful commercialization of ORLADEYO and to advance our pipeline, including our navenibart and BCX17725 clinical programs. To achieve these goals, the Company must retain and attract top talent to support the continued commercialization of ORLADEYO and the development of our pipeline, and equity is critical to support this continued growth.
•Outstanding equity awards have a positive impact on long-term employee ownership and alignment with stockholders. The Company’s employee stock options have a 10-year term with vesting over four years, and the current average holding period for exercised stock options is approximately six years, with some of our officers and directors, including our CEO, holding many stock options for almost the full 10-year term. As of April 13, 2026, approximately 68% of outstanding and exercisable stock options under the Stock Incentive Plan are in-the-money; however, employees and executives have historically chosen to retain these options rather than exercise and sell the underlying shares. Although these longer holding periods increase overhang (which is considered by the Compensation Committee when making decisions with respect to the Stock Incentive Plan and is discussed further under “Potential Dilution and Burn Rate” below), this long-term employee ownership illustrates the positive impact of equity as a retention tool, which aligns with stockholders. We believe retention of these options by employees provides the alignment with stockholders that our equity compensation philosophy seeks to achieve.
•Equity is essential to talent acquisition and retention. Our Board believes that the increase in the share reserve is necessary to assure that a sufficient reserve of Common Stock is available for issuance to make competitive grants through the 2027 annual meeting of stockholders. For the reasons described above, we rely significantly on equity incentives in order to attract, incentivize, and retain employees, consultants, and non-employee directors, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and for other key individuals. This high level of participation in our broad-based equity compensation program aligns the interests of all of our employees and directors with those of stockholders. However, such a participation rate can drive up overhang at the Company when compared to peers given that the vast majority of companies in our compensation peer group do not grant equity awards to every employee.
Without the approval of the Share Increase, we will not be able to continue providing competitive equity incentives to existing employees or to attract new employees in our competitive market. This could ultimately result in the loss of critical talent and inhibit our ability to meet our future objectives. If approved by stockholders, we intend to use the additional shares under the Share Increase to recruit, incentivize, and retain employees.
During 2025, the Company engaged in outreach with stockholders to discuss executive compensation, equity usage and governance matters. Feedback received during these discussions was generally supportive of the Company’s compensation and equity practices and informed the Compensation Committee’s ongoing oversight of equity usage and share authorization levels.
Potential Dilution and Burn Rate
The Company has demonstrated its focus on limiting potential dilution to current stockholders. Over the past several years, the Company has raised over $1 billion in cash through mechanisms such as royalty and debt financings and the sale of its European ORLADEYO business, as alternatives to equity financings that would have been highly dilutive to stockholders. There were many factors that made these alternative financing approaches attractive, including the ability to bring this cash into the Company without additional equity dilution. Consistent with this focus, in the recent acquisition of Astria Therapeutics, Inc., the Company used a combination of cash and equity as merger consideration, limiting dilution to stockholders as compared to a transaction financed entirely with equity.
Similarly, when considering the number of shares to add to the Stock Incentive Plan, the Compensation Committee reviewed, among other things, the potential dilution to current stockholders as measured by overhang and burn rate, as well as expected future share usage in light of our projected employee population. We recognize the dilutive impact of our equity compensation programs on our stockholders and continuously aim to balance this concern with the competition for talent, competitive compensation practices, the need to attract and retain talent, and the long-term alignment of our employees with stockholders.

As of April 13, 2026, the Company had a total of 254,105,895 shares of Common Stock outstanding. The potential share dilution from the 7,000,000 additional shares to be reserved for issuance under the Stock Incentive Plan, for which stockholder approval is being requested, is 2.8% of the Company’s outstanding shares of Common Stock as of such date. Our common shares outstanding have increased meaningfully since fiscal year-end, primarily due to the Astria acquisition. We had 213,059,576 shares outstanding as of December 31, 2025, compared to 254,105,895 shares as of April 13, 2026. As a result, any dilution metrics calculated solely on year-end share counts would overstate the impact of the proposed 7,000,000 share increase relative to our current capital structure. Compared to the potential share dilution associated with the most recent share requests of our peer companies, our 2.8% potential share dilution falls below the 25th percentile of such requests, which is approximately 4.3% of the outstanding shares of common stock of the applicable peer companies.
Overhang
Stock Incentive Plan
On a fully diluted basis, the approximately 54,027,003 shares reserved or currently available for issuance under the Stock Incentive Plan (without taking into account the Share Increase) represent an overhang of approximately 18% based on the number of outstanding shares of Common Stock and shares underlying outstanding awards under the Stock Incentive Plan as of April 13, 2026, and 26% of the shares underlying all outstanding stock option awards under the Stock Incentive Plan are underwater (with an exercise price in excess of the closing price of our Common Stock on April 13, 2026). If the underwater stock options were excluded, it would reduce our overhang as of April 13, 2026 to 15%. The outstanding stock options under the Stock Incentive Plan that are underwater have a weighted-average exercise price of $11.07 per share and individual option exercise prices ranging up to $17.25 per share, as compared to the $9.41 per share closing price of our Common Stock on April 13, 2026. If the Share Increase is approved, the additional 7,000,000 shares would increase the overhang of the Stock Incentive Plan to 19%. We calculate these overhang numbers as the total of (a) shares available for future grants under the Stock Incentive Plan plus (b) shares underlying any outstanding awards under the Stock Incentive Plan divided by (c) the total number of shares outstanding plus shares available for issuance under the Stock Incentive Plan plus shares underlying any outstanding awards under the Stock Incentive Plan.
Equity Incentive Plans Generally
This section, including the table below, provides additional information about the aggregate outstanding equity awards under both of our equity incentive plans (i.e., the Stock Incentive Plan and our Inducement Equity Incentive Plan).

As of April 13, 2026
Total number of shares of Common Stock subject to outstanding stock options	39,021,853
Weighted-average exercise price per share of outstanding stock options	$7.97
Weighted-average remaining term of outstanding stock options (in years)	6.3
Total number of shares of Common Stock subject to outstanding full value awards	12,452,646
Total number of shares of Common Stock available for grant under Company equity plans	8,778,177
While our dilution profile is elevated compared to our compensation peer group, certain factors have influenced our current overhang level. First, the Company has historically granted long-term equity incentive awards to all of its employees. We believe this high level of participation in our broad-based equity compensation program aligns the interests of employees and directors with those of stockholders. This strong employee ownership philosophy drives a higher level of overhang when compared with our peers, but we believe it is essential to the future success of the Company and our stockholders. Second, the Company’s employee stock options have a 10-year term with vesting occurring over a four-year period, and the current average holding period for exercised stock options is approximately six years, with some of our officers and directors, including our CEO, holding many stock options for almost the full 10-year term. The long vesting period of four years and the strong retention of in-the-money stock options can drive our overhang upwards despite positive outcomes for both employees and stockholders.
For example, out of 25,650,641 exercisable stock options under both of our equity incentive plans as of April 13, 2026, approximately 17,200,397 stock options, or 67%, are in-the-money and have an average age of approximately six years. If all exercisable, in-the-money stock options were exercised, our total overhang percentage as of April 13, 2026 would be reduced by an approximate amount of at least five percentage points. However, because our employees continue to hold these options rather than exercising them and selling the underlying shares, which would reduce the overhang, they remain aligned with the long-term interests of our stockholders even though these stock options contribute to overhang.
Further, the outstanding stock options that are underwater, or approximately 26% of all outstanding stock options, have a weighted-average exercise price of $11.41 per share and individual option exercise prices ranging up to $17.25 per share, as compared to the $9.41 per share closing price of our Common Stock on April 13, 2026. The Company has not

repriced or exchanged underwater stock options and does not currently intend to do so. Under the terms of the Stock Incentive Plan, no option or stock appreciation right may be repriced, regranted or exchanged for cash or other awards without prior stockholder approval.
With these factors in mind, the Company is committed to continually incentivizing and retaining all employees through equity compensation while managing overhang and burn rate in order to drive long-term success.
Burn Rate
Our three-year average unadjusted burn rate is approximately 6.1%. As of April 13, 2026, there were approximately 7,713,200 shares available for future grants under the Stock Incentive Plan. Depending on assumptions and various factors, such as stock price, employee population growth, and market conditions, should the Share Increase be approved, it is expected that there will be sufficient shares available under the Stock Incentive Plan to satisfy our equity compensation needs through our 2027 annual meeting of stockholders.
Plan Features that Protect Stockholder Interests
The Stock Incentive Plan provides the following provisions that are favorable to our stockholders and protect stockholder interests:
✓Independent Plan Administration. The Compensation Committee, comprised solely of non-employee, independent directors, administers the Stock Incentive Plan.
✓No “Evergreen” Provision. The Stock Incentive Plan does not include an “evergreen” feature pursuant to which the reserve of shares authorized for issuance would automatically be replenished periodically.
✓Limitation on Awards to Individuals. The Stock Incentive Plan limits the number of shares of Common Stock subject to awards that an individual may receive during each calendar year to 1,500,000 shares.
✓Cap on Director Compensation. The Stock Incentive Plan limits the value of the initial and annual awards and cash compensation to be granted to directors to $1,000,000 and $750,000, respectively.
✓Minimum One-Year Vesting Requirement. All awards granted under the Stock Incentive Plan are subject to a minimum one-year vesting period, provided that this limitation shall not apply to up to five percent of the total number of shares available for issuance under the Stock Incentive Plan.
✓No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights may not be granted with exercise prices below fair market value.
✓No Dividends on Options and Stock Appreciation Rights Until Shares Are Issued and No Dividend Payments on Other Awards While Unvested. The Stock Incentive Plan prohibits the payment of dividends on unvested awards.
✓Clawback. Awards issued under the Stock Incentive Plan are subject to any clawback policy of the Company as in effect from time-to-time, including the clawback policy described under “Compensation Discussion and Analysis—Clawback Policy.”
✓No Liberal Share Recycling. Shares subject to an award will not be available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of an award or exercise of a stock option.
✓No Gross Ups. The Stock Incentive Plan does not provide for any tax gross-ups.
✓No Repricings. No option or stock appreciation right may be repriced, regranted through cancellation, including cancellation in exchange for cash or other awards, or otherwise amended to reduce its option price or exercise price (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as permitted under the Stock Incentive Plan) without the approval of the stockholders of the Company.
✓Double-Trigger on Change of Control. The Stock Incentive Plan includes a double-trigger provision for the vesting of any options, restricted stock, or restricted stock units (“RSUs”) upon a change of control; however, if awards are not assumed by the acquirer or successor in connection with such change of control, outstanding awards under the Stock Incentive Plan will be fully vested.

✓No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.
Summary of the Stock Incentive Plan
The principal provisions of the Stock Incentive Plan, including (unless otherwise noted) the terms of the Share Increase, are summarized below. This summary is not complete and is qualified in its entirety by the terms of the Stock Incentive Plan attached as Annex A to this Proxy Statement.
Equity Incentive Programs
The Stock Incentive Plan consists of three separate equity incentive programs:
•the Discretionary Option Grant Program;
•the Stock Issuance Program; and
•the Director Grant Program for non-employee Board members.
The principal features of each program are described below. The Compensation Committee or, in the absence of the Compensation Committee, another properly constituted committee of the Board, or the Board itself, has the authority to administer the equity incentive programs under the Stock Incentive Plan, and also has the authority to make grants under these programs to all eligible individuals. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Compensation Committee is authorized and empowered to do or perform under the Stock Incentive Plan, and for all purposes under the Stock Incentive Plan, such officer or officers shall be treated as the Compensation Committee.
The term “plan administrator,” as used in this summary, means, as applicable, the Compensation Committee, another properly constituted committee of the Board, the Board, or one or more officers of the Company, to the extent that any of them is acting within the scope of its administrative jurisdiction under the Stock Incentive Plan.
Share Reserve
As of April 13, 2026, an aggregate of 81,090,000 shares of Common Stock have been reserved for issuance over the term of the Stock Incentive Plan, without giving effect to the Share Increase proposed under the terms of this proposal. The total number of shares reserved or available under the Stock Incentive Plan as of April 13, 2026, without giving effect to the Share Increase proposed under the terms of this proposal, is 54,027,003. This amount consists of 46,313,803 shares reserved for awards already granted and 7,713,200 shares of Common Stock currently available for future issuance under the Stock Incentive Plan. Approval of the Share Increase will increase the number of shares available for issuance under the Stock Incentive Plan by 7,000,000 shares.
The shares of Common Stock issuable under the Stock Incentive Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of Common Stock reacquired by us, including shares repurchased on the open market.
No individual may receive options or other awards under the Stock Incentive Plan exceeding 1,500,000 shares in the aggregate in any calendar year.
In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Stock Incentive Plan, the securities in effect under each outstanding option and stock issuance, and where applicable, the option exercise price per share.
Eligibility
Officers and employees, non-employee Board members and independent consultants in our service or the service of our parents or subsidiaries, whether now existing or subsequently established, are eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. Non-employee members of the Board are also eligible to participate in the Director Grant Program.
As of April 13, 2026, five executive officers, approximately 450 other employees, and nine non-employee Board members were eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. Our nine non-employee Board members were also eligible to participate in the Director Grant Program.

Valuation
The “fair market value” per share of Common Stock on any relevant date under the Stock Incentive Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq Global Select Market. On April 13, 2026, the closing selling price of our Common Stock per share was $9.41.
Discretionary Option Grant Program
Terms of Options
The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, for the option grant and the maximum term for which any granted option is to remain outstanding.
Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date. No granted option will have a term in excess of 10 years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be unvested and subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.
Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding options to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
Upon the optionee’s cessation of service as a result of death after at least five years of service, all of the optionee’s outstanding options will accelerate and become exercisable in full.
In no event may options (or stock appreciation rights) granted under the Stock Incentive Plan be directly or indirectly repriced without the approval of our stockholders.
Stock Appreciation Rights
The Plan Administrator is authorized to issue tandem stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program. The grant price of a stock appreciation right may not be less than the fair market value of our Common Stock on the date of the grant.
Tandem stock appreciation rights under the Discretionary Option Grant Program provide the holder with the right to surrender an option for an appreciation distribution from the Company. The amount of this distribution will be equal to the excess of:
(i)the fair market value of the vested shares of Common Stock subject to the surrendered option, over
(ii)the aggregate exercise price payable for such shares.
An appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock, or a combination thereof.
Stock Issuance Program
Shares may be issued under the Stock Issuance Program through direct and immediate issuance or with vesting upon the completion of a designated service period, the attainment of pre-established performance goals, or a specific period of time after issuance. To the extent a participant ceases service without completing the designated service period or performance goals, we have the right to repurchase the shares at the price paid, if any. However, the Plan Administrator has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the program. Share recipients will have full stockholder rights with respect to their shares, including the right to vote the shares and to receive regular cash dividends. Share recipients do not have rights with respect to unvested shares; however, the Plan Administrator may grant dividend equivalents entitling the holder of such unvested shares to regular cash dividends payable on such shares. Dividends and dividend equivalents are subject to the same vesting schedule and payable at the same time as the shares to which such dividends and dividend equivalents relate.
Shares of Common Stock may also be issued under the program pursuant to RSUs that entitle the recipient to receive shares of Common Stock (or cash in lieu thereof) in the future following the satisfaction of vesting conditions imposed by the Plan Administrator. Outstanding RSUs under the program will automatically terminate, and no shares of Common Stock will be issued in satisfaction of those awards, if the vesting conditions established for the awards are not satisfied. RSU holders do not have stockholder rights with respect to the awards; however, the Plan Administrator may grant dividend equivalents entitling the holder of RSUs to regular cash dividends payable on the underlying shares. Dividend equivalents are subject to the same vesting schedule and payable at the same time as the shares underlying the RSU to which such dividend equivalents relate.
The Plan Administrator has complete discretion under the program to determine which eligible individuals are to receive stock issuances or RSUs, the time or times when those issuances or awards are to be made, the number of shares subject to each issuance or award, the extent to which an RSU will have an accompanying dividend equivalent, and the vesting schedule to be in effect for the stock issuance or RSU.
Director Grant Program
Terms of Equity Grants
Under the Director Grant Program, eligible non-employee Board members, including Board members who are our former employees, are eligible to receive equity grants in connection with their Board service. Each non-employee Board member may receive grants of stock options, RSUs, shares of Common Stock, other awards issuable under the Stock Incentive Plan, or a combination thereof. In no event will the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 of all awards granted during any calendar year to any non-employee Board member (excluding any awards granted at the election of a non-employee Board member in lieu of all or any portion of retainers or fees otherwise payable to non-employee Board members in cash), together with the amount of any cash fees or retainers paid to such non-employee Board members during such calendar year with respect to such individual’s service as a non-employee Board member, exceed $750,000 or, for a non-employee Board member who first joins the Board, $1,000,000. In each case, the specific dollar amount of the grant will be as set forth in a Director Compensation Policy approved by the Board.
Each stock option grant, if any, will have an exercise price per share equal to no less than the fair market value per share of Common Stock on the grant date, and no stock option will have a term in excess of 10 years.
General Provisions
Acceleration
In the event that we are acquired by merger or asset sale or otherwise undergo a change in control, including a change effected through the successful completion of a tender offer for more than 50% of our outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership, except as set forth in the terms of the grant, all grants under the Stock Incentive Plan made on or after April 3, 2017 are subject to “double trigger” vesting if the grants are assumed. In such case, accelerated vesting will apply only if the grantee’s service is terminated by us without “cause” or the grantee due to a “constructive termination” within 90 days preceding or two years following the change in control. If the grants are not assumed in connection with the change in control, they will fully vest upon the change in control.
Payment of Withholding Taxes
The Plan Administrator may provide one or more participants in the Discretionary Option Grant Program and Stock Issuance Program with the right to have us withhold a portion of the shares otherwise issuable to such participants in satisfaction of applicable withholding taxes that attach upon the exercise of options or the vesting of stock issuances or RSUs. Alternatively, the Plan Administrator may allow participants to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.
Amendment and Termination
The Board may amend or modify the Stock Incentive Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations (including applicable Nasdaq Global Select Market rules). Unless sooner terminated by the Board, the Stock Incentive Plan will terminate on the earliest of:
(i)10 years following the date the Stock Incentive Plan is approved by the Board, which will be April 20, 2036 (but any options, stock issuances or other awards outstanding on such date shall remain in effect in accordance with their terms);
(ii)the date on which all shares available for issuance under the Stock Incentive Plan have been issued as fully vested shares; or

(iii)the termination of all outstanding options and stock issuances in connection with certain changes in control or ownership of the Company.
New Plan Benefits
As described above, all future grants, including the identification of grant recipients and the sizes and types of grants, will be determined by the Plan Administrator in its discretion, and no arrangements have been made at this time with respect to the shares reserved for issuance under the Stock Incentive Plan. Therefore, the amount of future awards under the Stock Incentive Plan is not yet determinable, and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees or participants.
Equity Compensation Plan Information
As of April 13, 2026, an aggregate of 81,090,000 shares of Common Stock have been reserved for issuance over the term of the Stock Incentive Plan, without giving effect to the Share Increase proposed under the terms of this proposal. The total number of shares reserved or available under the Stock Incentive Plan as of April 13, 2026, without giving effect to the Share Increase proposed under the terms of this proposal is 54,027,003. This amount consists of 46,313,803 shares reserved for awards already granted and 7,713,200 shares of Common Stock available for future issuance under the Stock Incentive Plan.
Information regarding the securities authorized for issuance under our equity compensation plans is presented as of December 31, 2025, which does not give effect to the proposed Share Increase of 7,000,000 shares of Common Stock under the Stock Incentive Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	49,805,077	(1)	7.83	11,526,373	(2)
Equity compensation plans not approved by security holders	5,705,339	(3)	8.33	1,459,895	(4)
Total	55,510,416		7.88	12,986,268
______________________
(1)Represents stock option awards and RSUs granted under the Stock Incentive Plan. The number of shares that may be issued pursuant to the Employee Stock Purchase Plan during a given period and the purchase price of such shares cannot be determined in advance of such purchases.
(2)Consists of 6,852,136 shares available for future issuance under the Stock Incentive Plan and 4,674,237 shares available for future issuance under the Employee Stock Purchase Plan.
(3)Represents stock option awards and RSUs granted under the Inducement Equity Incentive Plan. For a narrative description of the terms of the Inducement Equity Incentive Plan, see Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2025, which is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026.
(4)Represents shares available for issuance under the Inducement Equity Incentive Plan. For a narrative description of the terms of the Inducement Equity Incentive Plan, see Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2025, which is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026.
Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax treatment applicable to us and the participants who receive awards under the Stock Incentive Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on the participant’s specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), or other tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted to them under the Stock Incentive Plan.

Option Grants
Options granted under the Stock Incentive Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a qualifying disposition, the taxable income recognized by the optionee will be treated as a long-term capital gain and we will not be entitled to an income tax deduction. If the optionee makes a disqualifying disposition of the purchased shares, then for the taxable year in which such disposition occurs, the optionee will recognize ordinary income, and we will be entitled to an income tax deduction, in an amount generally equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.
Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.
Subject to limitations imposed by Section 162(m) of the Code, we will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. Any such deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.
Stock Appreciation Rights
No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. Subject to limitations imposed by Section 162(m) of the Code, we will generally be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which the ordinary income is recognized by the optionee.
Stock Issuances
Generally, the issuance of unvested stock will not result in taxable income to the employee. Instead, upon vesting, the fair market value of such shares, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. Any cash dividends or other distributions paid with respect to the stock prior to vesting will also be included in the holder’s ordinary income as compensation when paid. The participant may, however, elect under Section 83(b) of the Code, to include in his or her ordinary income at the time the stock is issued the fair market value of such shares less any amount paid. Any cash dividends paid thereafter will be treated as dividend income.
Subject to limitations imposed by Section 162(m) of the Code, we will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the stock issuance. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.
Restricted Stock Units (RSUs)
No taxable income is recognized by a participant upon grant of an RSU. The participant will recognize ordinary income, in the year in which the RSU vests and the underlying stock is issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. Any cash or other property paid with respect to such shares on the vesting date will also be included in the participant’s ordinary income as compensation at the time of payment. A participant may not make an 83(b) election with respect to an RSU. Subject to limitations imposed by Section 162(m) of the Code, we will generally be entitled to an income tax deduction to the extent the participant recognizes ordinary income with respect to an RSU. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.
Deductibility of Executive Compensation
Section 162(m) of the Code imposes an annual deduction limit of $1 million on compensation paid by the Company to “covered employees” in any taxable year. This rule may limit the deductibility of awards granted pursuant to the Stock Incentive Plan.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS DEEMS THE APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN, INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN, TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.

CORPORATE GOVERNANCE
Code of Business Conduct
We have a code of business conduct that applies to all our employees as well as to each member of the Board. The code of business conduct is available on our website at www.biocryst.com under the Corporate Governance section. The Company intends to post on its website any amendments to, or waivers from, its code of business conduct. To date, there have not been any waivers by us under the code of business conduct.
Board of Directors
The Company is governed by a Board of Directors, which currently consists of 10 directors as determined by resolution of the Board in accordance with the Company’s Certificate of Incorporation. The Board has determined that eight of the 10 current members of the Board (Mr. Frank, Dr. Galson, Ms. Heggie, Mr. Levin, Dr. McKee, Mr. Milano, Dr. Milne, and Ms. Sanders) are independent as defined by the Nasdaq Global Select Market (“Nasdaq”). In addition, the Board previously determined that Nancy Hutson and George Abercrombie, who served as directors of the Board until their retirements in January 2026 and June 2025, respectively, and Stephen Aselage, who served as a director of the Board until June 2025 and did not stand for reelection at our 2025 annual meeting of stockholders, were independent as defined by Nasdaq. In making its independence determinations, the Board considered Dr. Milne’s former role as Chief Executive Officer of Astria Therapeutics, Inc. The Board determined that, in light of all relevant facts and circumstances, including the absence of any relationships that would interfere with the exercise of independent judgment, as well as Nasdaq guidance, Dr. Milne qualified as an “independent director” under the Nasdaq listing standards. There are no family relationships among any of our directors or our executive officers.
The Board has established the Audit, Compensation, and Corporate Governance and Nominating committees to assist in the oversight of the Company. The Board has adopted charters for each of these committees, which are posted on the Company’s website at www.biocryst.com. The Company also makes available on its website its code of business conduct. Printed copies of these charters or the code of business conduct may be obtained, without charge, by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703.
Board Leadership Structure
The Chair of the Board presides over the Board meetings and any executive session of the non-management directors. An executive session is held at every regularly scheduled Board meeting. Mr. Milano currently serves as the Chair of the Board. Dr. Hutson served as Chair of the Board until her retirement in January 2026. In connection with Dr. Hutson’s retirement, the Board elected Mr. Milano as Chair of the Board.
The Company’s CEO is responsible for setting the Company’s strategic direction and for the day-to-day leadership and performance of the Company, while the Company’s independent Chair assists and provides guidance to the CEO. The Company believes that having Mr. Milano serve as Chair is the most appropriate leadership structure for the Company at this time, based on the current circumstances and direction of the Company and the membership of the Board, including Mr. Milano’s vast leadership experience in the pharmaceutical industry. This leadership structure permits the CEO to focus his attention on managing our business and allows the Chair to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs.
Board Oversight of Management Succession Planning
The Board plays an active role in overseeing management succession planning and leadership development. The Board oversees a formal succession planning process for the CEO and other key executives, which includes regular talent reviews, assessment of potential successors and evaluation of the leadership capabilities needed to advance the Company’s strategy. Over the past year, this process has supported several important leadership transitions, including the planned transition of the CEO role from long-tenured Jon Stonehouse to internal leader Charles Gayer, the recruitment of top external talent for our CFO and Chief Research and Development Officer roles, and the appointment of an internal candidate as Chief Commercial Officer. These transitions reflect a combination of internal promotions and external appointments designed to align the leadership team’s skills and experience with the Company’s strategic priorities.
Risk Oversight
The Company does not view risk in isolation, but considers risk as part of its regular consideration of business strategy and business decisions. BioCryst approaches risk management by integrating its strategic planning, operational decision making and risk oversight through its internal Enterprise Risk Navigation committee, and by communicating risks and opportunities to the Board. The Board oversees the Company’s risk management function, directly and through its committees. The Board commits substantial time and effort every year to discussing and agreeing upon the Company’s strategic plan, and it reconsiders key elements of the strategic plan as warranted in response to significant events and opportunities. As part of the review of the strategic plan, as well as in evaluating events and opportunities that occur during the year, the Board and management also consider the risks relating to the strategic plan.
While the Board has primary responsibility for oversight of the Company’s risk management, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, compliance with public reporting requirements, and cybersecurity. The Audit Committee also is responsible for reviewing, discussing and advising the Board with respect to our corporate compliance program and code of business conduct. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to human capital management and risks arising from compensation policies and programs. The Corporate Governance and Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance matters, including as they relate to the Company’s corporate responsibility risk management, strategy, initiatives, and policies. For additional information related to the Compensation Committee’s role in evaluating risks related to our executive compensation program, see “Compensation Discussion and Analysis” below.
Committees of the Board
Audit Committee
The Company’s Audit Committee currently consists of Mr. Levin, as its Chair, Ms. Heggie, and Mr. Milano, and is responsible for the review of internal accounting controls, financial reporting, and related matters. The Audit Committee’s responsibilities also include, among others, the preapproval of audit and non-audit services; reviewing the Company’s policies on enterprise risk assessment and risk management; reviewing the Company’s corporate compliance program; reviewing, preapproving and overseeing all related-party transactions; establishing and overseeing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; determining appropriate funding, to be provided by the Company, for payment of compensation to the independent accountants employed by the Company, any other advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee; reviewing and preapproving any non-GAAP financial disclosures and any pro forma financial disclosures; and reviewing and discussing accounting pronouncements, initiatives, and proposed rule changes relevant to the Company. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements, and audit results, and it regularly reviews the independence, and evaluates the performance, of the selected independent accountants. In addition, the Audit Committee oversees the Company’s cybersecurity program and receives regular updates on the program from the Company’s cybersecurity steering committee.
The Board has adopted an Audit Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Audit Committee members, including Mr. Abercrombie before his retirement, are “independent” directors as defined by Nasdaq and the SEC, meet the heightened independence standards applicable to Audit Committee members under Nasdaq and SEC rules, and meet Nasdaq’s financial literacy requirements for audit committee members. The Board has determined that each of Mr. Levin and Mr. Milano qualifies as an “audit committee financial expert,” as such term is defined by the SEC. The Audit Committee met four times during 2025.
Compensation Committee
The Company’s Compensation Committee currently consists of Ms. Sanders, as its Chair, Dr. Galson and Dr. Milne (since January 2026), and is responsible for the annual review of officer compensation and other incentive programs. The Compensation Committee’s responsibilities also include, among others, the review and recommendation to the Board of the compensation for directors serving on the Board and its committees; reviewing and approving the Company’s goals and objectives relevant to compensation of executive officers; overseeing the risk assessment of the Company’s compensation programs; reviewing compliance with any applicable Company stock ownership guidelines; assessing any conflicts of interest of the compensation consultant retained by the Compensation Committee; overseeing the administration of the Company’s clawback of incentive compensation; overseeing engagement with stockholders and proxy advisory firms on executive compensation matters; periodically reviewing the Company’s policies and strategies relating to human capital management and making recommendations to the Board with respect thereto; and reviewing and approving any compensatory contracts or similar transactions or arrangements with executive officers and certain other employees. Information describing the Compensation Committee’s processes and procedures for considering and determining executive compensation, including the role of consultants in determining or recommending the amount or form of director and executive compensation, is included under the heading “Compensation Discussion and Analysis” below.
The Board has adopted a Compensation Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Compensation Committee members, including Dr. Hutson and Mr. Aselage during their time serving on the Compensation Committee, are “independent” directors as defined by Nasdaq, meet the heightened independence standards applicable to Compensation Committee members under Nasdaq rules, and are “non-employee” directors as defined by SEC rules. The Compensation Committee met six times during 2025.
Compensation Committee Interlocks and Insider Participation
The directors who served as members of the Compensation Committee during 2025 are Dr. Hutson, Mr. Aselage, Dr. Galson and Ms. Sanders. None of these directors have ever served as an officer or employee of the Company, and none of these directors had any relationship with the Company during 2025 that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No interlocking relationships exist between our current Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.
Corporate Governance and Nominating Committee
The Company’s Corporate Governance and Nominating Committee currently consists of Dr. Galson, as its Chair, Ms. Heggie, and Dr. McKee, and is responsible for selecting persons for election or re-election as directors and providing oversight of the corporate governance affairs and policies of the Board of Directors and the Company. The Corporate Governance and Nominating Committee’s responsibilities also include, among others, overseeing the evaluation of the Board and management of the Company; assessing the independence of incumbent directors and new director nominees; reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members and chair of each committee; reviewing periodically the Board’s leadership structure, including the separation of the Chair of the Board and Chief Executive Officer roles and/or appointment of a lead independent director of the Board; overseeing the annual self-evaluation process of the Board and its committees; reviewing the adequacy of the Certificate of Incorporation and By-Laws of the Company and recommending appropriate amendments to the Board; overseeing the orientation process for new directors and ongoing education for directors; reviewing policies relating to meetings of the Board; and overseeing and reviewing the management continuity planning process, including the review and evaluation of succession plans relating to executive officers, including the Chief Executive Officer. The Corporate Governance and Nominating Committee also is responsible for general oversight of the Company’s corporate responsibility risk management, strategy, initiatives, and policies.
The Board has adopted a Corporate Governance and Nominating Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Corporate Governance and Nominating Committee members, including Dr. Hutson and Mr. Abercrombie before their retirement, are “independent” directors as defined by Nasdaq. The Corporate Governance and Nominating Committee met five times during 2025.
Other Committees
The Company also has a Commercialization Committee, a Science Committee, and a Finance Committee, each of which convenes from time to time, as needed, to assist the Company and the Board in strategic decision-making regarding product development and commercialization and significant scientific and financial matters. Information about these committees, including committee composition and copies of the committee charters, is available on the Company’s website.
Selection of Board Nominees
The Corporate Governance and Nominating Committee (referred to in this section as the “Committee”) will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including biographical information and personal references. All submissions by stockholders should be sent directly to the Chair of the Board, Vincent Milano, at 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703. The Chair will provide copies of all submissions to the Committee for its consideration.
The Committee reviews all written submissions and evaluates them based on predetermined selection criteria to identify prospective nominees. In reviewing candidates to become prospective nominees, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or to others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the candidate can satisfy the director selection criteria described below. If the Committee determines, in consultation with the Chair of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the candidate’s background and experience. The Committee then evaluates the candidate as a prospective nominee considering our director selection criteria, including:
•the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•the prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;
•the prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and
•the extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the Board.
In evaluating prospective nominees for Board membership, consideration is given to obtaining a variety of experiences, backgrounds, skill sets, and perspectives within the Board. In considering the composition of the Board, we look at the entirety of the Board. Although we do not seek constituent or representational directors, the Committee does consider the composition of the Board whenever we are looking for a new director, including skill sets, backgrounds, experiences, perspectives, and personal characteristics. The Committee and the Board evaluate the Board’s composition on a periodic basis as part of their review of the Board as a whole. Our Board conducts annual self-evaluations, overseen by the Committee and designed to solicit directors’ views on a variety of topics, including whether the Board, as a whole, has the appropriate mix of characteristics, business experience, background, and tenure. See “Annual Performance Evaluations” below for additional information about these evaluations. The Committee also regularly assesses the expertise and competencies of the directors by considering, among other things, whether the Board, as a whole, is sufficiently represented by directors with experience in the areas listed in the matrix below. In order to more meaningfully assess Board strength, Board members are asked to only identify areas where they have deep, hands-on experience. Based on these evaluations, assessments, and self-disclosures, we believe the Board currently is comprised of directors who reflect an appropriate mix of backgrounds, experiences, perspectives, and personal characteristics that are aligned with the Company’s business strategy. The following matrix highlights the areas of qualifications, experience and competencies of each director, as reviewed by the Committee. The absence of a mark does not necessarily indicate that the director does not possess any relevant expertise or competency in the area. For additional information on each individual’s skills and experience, please see their detailed biography.

Expertise/Competency	Frank	Galson	Gayer	Heggie	Levin	McKee	Milano	Milne	Sanders	Stonehouse
Public Co. Board Experience	X	X		X	X	X	X	X	X	X
CEO Experience				X			X	X		X
CFO Experience					X		X
Strategic/Transactional Expertise	X				X		X	X	X	X
Financial Reporting/Capital Markets Expertise	X				X		X	X		X
Manufacturing									X
Quality						X			X
Rare Disease Commercial Expertise			X	X			X
International Rare Disease Expertise			X	X		X
Regulatory		X				X			X
Late-Stage Clinical Development		X				X
Early-Stage Clinical and Discovery Research		X				X		X
Pharmaceutical Research & Development Expertise		X				X
Investor/Wall Street Experience	X				X		X
The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the relevance of the current expertise of the Board, stockholder communications, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee selects the director nominees for the next annual meeting of stockholders. The Committee recommended the nomination of three incumbent directors whose terms are expiring at the Meeting for reelection to the Board of Directors.
The Committee also has authority to retain and approve the compensation of search firms to be used to identify director candidates.

Recent Board Refreshment
The Board, through the Committee, regularly reviews its composition to help ensure it includes the skills, experience and perspectives needed to oversee the Company’s strategy and long‑term value creation efforts. As part of this ongoing refreshment process, the Board has, over the past year, combined the planned retirement of long‑tenured directors with the addition of new directors who bring complementary expertise in areas such as rare disease drug development, commercial execution and capital markets.
Since the start of 2025, the Board has made several key changes to its composition, including appointing the Company’s new CEO, Charles Gayer, to the Board to maintain strong alignment between the Board and the management team, and adding Jill Milne, the co‑founder and former CEO of Astria Therapeutics, Inc., and Steven Frank, a seasoned healthcare investment banking executive. In addition, the Board refreshed several key leadership roles over the past year, including electing Vincent Milano as Chair following the planned retirement of Nancy Hutson. These changes reflect the Board’s focus on maintaining an appropriate balance of continuity and fresh perspectives, including directors with deep operating, scientific, commercial, financial and governance expertise, and are informed by the Committee’s regular evaluation of the Board’s skills matrix, tenure profile, and diversity of background and experience.
Annual Performance Evaluations
The Board has a policy requiring an annual evaluation of the performance of the Board and the committees thereof, including individual assessments of each director’s performance and qualifications. The Board engages third-party evaluators to oversee the individual director assessments from time to time at the discretion of the Corporate Governance and Nominating Committee (referred to in this section as the “Committee”). Generally, as part of these individual director assessments, the third-party evaluators interview each director individually to discuss such director’s responses to a list of questions approved by the Committee and report the results of the interviews back to the Committee in the aggregate, protecting the anonymity of each director, which we believe facilitates open and honest responses to the interview questions. The Committee then reviews the results of these assessments in making recommendations to the Board, including with respect to director nominations and Board succession planning.
Stockholder or Other Interested Party Communications
Stockholders or other parties interested in communicating directly with the Board, or specified individual directors, may do so by writing to the Corporate Secretary, 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703. The Secretary will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Stock Ownership Guidelines
Our stock ownership guidelines require our Leadership Team members and our non-employee directors (collectively, the “Covered Individuals” and each, a “Covered Individual”) to achieve a minimum ownership amount of Company securities within five years of the later of (i) June 2022, which was the effective date of our current stock ownership guidelines, and (ii) the date the Covered Individual becomes subject to the guidelines. We believe the stock ownership guidelines help ensure that our Leadership Team, which includes each executive officer, and each of our non-employee directors maintains an equity stake in the Company that appropriately links their interests with those of stockholders and employees. Covered Individuals are required to achieve the following minimum ownership amounts of Company securities, as applicable (the “Minimum Ownership Amount”):

Covered Individual	Minimum Ownership Amount
Chief Executive Officer	3x Base Salary
Other Leadership Team Members	1x Base Salary
Non-Employee Directors	3x Annual Cash Retainer
Shares of Common Stock, unvested RSUs, and earned performance share units count toward achievement of the Minimum Ownership Amount. In addition, shares owned by the Covered Individual’s spouse or in trust for the benefit of the Covered Individual, the Covered Individual’s spouse and/or children count toward achievement of the Minimum Ownership Amount. Unexercised options (vested and unvested) and unearned performance share units do not count toward achievement of the Minimum Ownership Amount.

The Compensation Committee of the Board reviews compliance with the stock ownership guidelines on an annual basis, with compliance to be measured as of December 31 each year, using an average stock price for the preceding 30-day period. As of December 31, 2025, each Covered Individual was in compliance with the stock ownership guidelines.
Non-Management Director Term Limits
In 2014, the Board adopted term limits for the non-management directors, which term limits may be waived by the Board upon recommendation by the Corporate Governance and Nominating Committee. Under the approved term limits, non-management directors shall serve for no more than four full three-year terms unless, upon consideration and recommendation of the Corporate Governance and Nominating Committee, the Board shall approve additional terms to be served by such non-management director.
Director Attendance
During 2025, the Board held six meetings. Each member of the Board attended at least 75% of the meetings of the Board and committees of the Board of which he or she was a member. We encourage all members of the Board to attend our annual meetings of stockholders. Our former Chief Executive Officer, Jon P. Stonehouse, and the former Chair of the Board, Dr. Hutson, were each in attendance in person at the 2025 annual meeting of stockholders.
Certain Relationships and Related Transactions
Since January 1, 2025, there were no relationships or related transactions requiring disclosure between the Company and any of its directors, executive officers or five percent stockholders. The Audit Committee Charter requires all related party transactions in which the aggregate amount is or is expected to exceed $120,000 to be pre-approved by the Audit Committee.
Anti-Hedging Policy
We have adopted a policy that prohibits employees (including officers) or directors, or any of their family members, from engaging in any type of short sale or purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange-traded funds), or otherwise engaging in any transaction that, in either case, hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our equity securities. Such persons may engage in other derivative transactions only if it is determined, to the satisfaction of our Insider Trading Compliance Officer (currently, our Chief Legal Officer and Corporate Secretary), that such transactions are consistent with applicable rules, laws, and our Insider Trading Policy.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale, and other dispositions of our securities by the Company and our directors, officers, employees, and certain other persons and entities. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company.

EXECUTIVE OFFICERS
Our executive officers are listed below, followed by information, including biographical information, about our executive officers (other than Mr. Gayer, whose biographical information appears above under “Election of Directors”).

Name	Age(1)	Position(s)
Charles K. Gayer	55	President, Chief Executive Officer, and Director
Babar Ghias	47	Chief Financial Officer
Alane P. Barnes	60	Chief Legal Officer and Corporate Secretary
Ronald S. Dullinger	63	Chief Commercial Officer
Sandeep M. Menon	51	Chief Research and Development Officer
______________________
(1)Age as of April 13, 2026.
Biographical Information of Executive Officers
Babar Ghias has served as our Chief Financial Officer since joining BioCryst in July 2025. Prior to joining BioCryst, Mr. Ghias served as Chief Financial Officer since May 2022 of AvenCell Therapeutics, Inc. (“AvenCell”), a clinical-stage CAR-T company focused on hematologic malignancies. Prior to joining AvenCell, from 2017 to 2022, Mr. Ghias was Executive Vice President of Investments and Portfolio Management at Paragon Biosciences, LLC (“Paragon”), a global biotech development firm. He also served as Chief Financial and Operating Officer for several Paragon portfolio companies. At Paragon, he launched four biotechnology companies focused on rare diseases from early clinical to successful commercial launch. From 2014 to 2017, Mr. Ghias served as Chief Financial Officer and Head of Corporate Development at Marathon Pharmaceuticals, LLC, a specialty rare disease company, where he prepared the company for a commercial launch and led the successful sale of the firm. Earlier in his career, for over a decade, he was an investment banker who served as a senior member of the mergers and acquisitions team at Credit Suisse, providing strategic advice to clients and boards of directors in the healthcare and life sciences industries. Mr. Ghias received his B.S. degree in Economics from Lahore University of Management Sciences in Pakistan and earned his M.B.A. with honors from Washington University in St. Louis.
Alane P. Barnes has served as our Chief Legal Officer and Corporate Secretary since 2018. She joined BioCryst in September 2006 as its General Counsel, and was named as Corporate Secretary in 2007, and Vice President, General Counsel & Corporate Secretary in 2011. Ms. Barnes is responsible for all legal affairs of the Company including SEC compliance, corporate governance, IP strategy and management, licensing transactions, contract negotiations and management and dispute resolution. She graduated magna cum laude from Cumberland School of Law in 1997 and is a member of Curia Honoris, scholar of merit. Ms. Barnes received her B.S. in Natural Science with a concentration in biology and chemistry from the University of Alabama at Birmingham (“UAB”). Prior to joining the Company, Ms. Barnes worked for the UAB Research Foundation where she managed intellectual property, negotiated license transactions and facilitated the emergence of new companies based on university technology. Prior to employment at the UAB Research Foundation, Ms. Barnes practiced corporate law with a prominent law firm in Birmingham, Alabama. Ms. Barnes is currently a board member of the Research Triangle Area Association of Corporate Counsel and a member of the board of directors of We Plant it Forward. She regularly speaks at national conferences regarding the pharmaceutical business and at women’s success conferences and is a 2010 graduate of MOMENTUM, an organization geared toward building leadership in women.
Ronald S. Dullinger was appointed as our Chief Commercial Officer in January 2026. Mr. Dullinger joined BioCryst in November 2019 as Vice President, U.S. Sales and was subsequently promoted to Senior Vice President, General Manager, U.S. in July 2022 and Senior Vice President, Americas in July 2024, where he led commercial teams that prioritized patient needs and commercial success. Prior to joining BioCryst, Mr. Dullinger held leadership roles at several companies, contributing to the successful commercialization of multiple rare disease therapies. Earlier in his career, he spent 13 years in various roles at GlaxoSmithKline, gaining broad experience in pharmaceutical operations and team leadership. Mr. Dullinger received his B.A. in Business Administration from Saginaw Valley State University.
Sandeep M. Menon, B.H.M.S, Ph.D, MPH, MS joined BioCryst in April 2026 as its Chief Research and Development Officer. Prior to joining BioCryst, Dr. Menon served as Chief Development Officer of Alnylam Pharmaceuticals, Inc., a publicly traded commercial-stage biopharmaceutical company, from 2023 to 2026, where he led global clinical development and safety across a broad portfolio spanning multiple therapeutic areas. His leadership included oversight of large, global development organizations and multiple late-stage programs, including the successful development and approval of AMVUTTRA® (vutrisiran), a novel RNAi therapeutic for ATTR cardiomyopathy, and the advancement of multiple programs through key clinical milestones. Prior to joining Alnylam, Dr. Menon spent over a decade at Pfizer in senior research and development leadership roles, including most recently as Senior Vice President, Head of Early Clinical Development and Chief Scientific Officer, BioMedicine AI and Digital Sciences. During his tenure at Pfizer, he led large, global development organizations and played a key role in improving R&D success rates across the portfolio. Dr. Menon co-led the clinical development of PAXLOVID™ and contributed to the development and approval of multiple therapies across oncology, immunology and rare disease. Earlier in his career, Dr. Menon held clinical development and biostatistics leadership roles at Biogen Idec and Aptiv Solutions (ICON). Dr. Menon holds a Ph.D. in Biostatistics and an MPH in Epidemiology and Biostatistics from Boston University, an MS in Translational Pharmacology from The Ohio State University, and a medical degree from Karnataka University in India.

COMPENSATION DISCUSSION AND ANALYSIS
Philosophy and Overview of Compensation
The Compensation Committee (referred to in this section as the “Committee”) of the Board of Directors has the responsibility for establishing, implementing, and monitoring adherence with the Company’s compensation philosophy. Our goal is to provide a compensation package that attracts, incentivizes, and retains employees and is designed to align employees’ interests with the Company’s corporate strategies and business objectives and the interests of the stockholders. We refer to the individuals identified below as our “Named Executive Officers” for 2025. The compensation of our Named Executive Officers is discussed in this Compensation Discussion and Analysis and included in the Summary Compensation Table. Our Named Executive Officers for 2025 are:

Name	Title
Jon P. Stonehouse(1)	Former President and Chief Executive Officer
Anthony J. Doyle(2)	Former Chief Financial Officer and Treasurer
Babar Ghias	Chief Financial Officer and Treasurer
Helen M. Thackray, M.D.(3)	Former Chief Research and Development Officer
Alane P. Barnes	Chief Legal Officer and Corporate Secretary
Charles K. Gayer(4)	President and Chief Executive Officer; Former Chief Commercial Officer
______________________
(1)Mr. Stonehouse retired as Chief Executive Officer (“CEO”) of the Company, effective December 31, 2025. In connection with his retirement, he received the benefits discussed in the “Potential Payments upon Termination or Change in Control” section below.
(2)Mr. Doyle resigned as Chief Financial Officer (“CFO”) of the Company, effective April 9, 2025. Following his resignation, he continued to provide transition services to the Company as a consultant through December 31, 2025, as discussed further in the “Potential Payments upon Termination or Change in Control” section below.
(3)Dr. Thackray resigned as Chief Research and Development Officer of the Company, effective September 1, 2025. Following her resignation, she continued to provide transition services to the Company as a consultant through December 31, 2025, as discussed further in the “Potential Payments upon Termination or Change in Control” section below.
(4)Mr. Gayer was appointed as President of the Company and CEO of the Company, effective August 1, 2025 and January 1, 2026, respectively. In connection with his appointment as CEO, he entered into a new employment agreement with the Company, as discussed further in the “Potential Payments upon Termination or Change in Control” section below.
Our executive compensation program is based on market best practices and is designed to ensure that it is appropriately risk-based and competitive with similar companies in our industry. The Committee’s primary objectives for our executive compensation program are as follows:
•to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution toward the Company’s performance and long-term strategic goals;
•to reward executives for actions that create short-term and long-term sustainable stockholder value, with a strong focus on Company results;
•to align the interests of our executives with the Company’s corporate strategies, business objectives, and the long-term interests of our stockholders; and
•to attract, incentivize, and retain our executive talent.
Role of the Compensation Committee and Executive Officers
The Committee has the authority to determine the Company’s compensation philosophy, assess overall corporate performance for the year and its impact on the cash bonus pool, equity award pool, and base salary adjustment pool, and to establish compensation for the Company’s executive officers. The Company does not conduct annual individual performance reviews; rather, compensation decisions for the Named Executive Officers have been determined by the Committee based on its assessment of the performance of the Company. The Committee believes this approach effectively aligns the incentives of the Named Executive Officers with those of the Company’s stockholders and reinforces the highly focused corporate strategy of the Company. The CEO makes recommendations to the Committee with respect to executive officer compensation (excluding himself). Neither the CEO nor any other Named Executive Officer participates in the Committee’s final determination of compensation for executive officers.

Role of Compensation Consultants
It is the practice of the Committee to use a compensation consultant to perform an annual competitive compensation analysis of the Company’s overall compensation practices. Since 2015, the Committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as the Company’s compensation consultant to conduct the overall analysis of the Company’s compensation practices and those of comparable companies in the biotechnology industry. The Committee has determined that there are no conflicts of interest with respect to the engagement of Aon by the Committee and that Aon is independent.
Under the direction of the Committee, Aon annually conducts an analysis of overall compensation practices, including benchmark comparisons of base salary, annual incentive targets, and long-term equity incentive compensation against a “peer group” of comparable companies discussed in more detail below. The results of this analysis are reviewed by the Committee in connection with its annual compensation decisions, including base salary determinations, annual incentive targets, and long-term equity grants.
Peer Group and the Use of Market Data
While the Company does not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. In order to evaluate the level of compensation for our Named Executive Officers, the Committee, using information provided by Aon, establishes a peer group of publicly-traded, national, and regional companies in the biopharmaceutical and biotechnology industries (the “Peer Group”) that generally:
•are similar to the Company in terms of one or more of the following: size (i.e., employee headcount, revenue, market capitalization, etc.), stage of development for primary products, cash runway, and research and development investment;
•have named executive officer positions that are comparable to the Company’s in terms of breadth, complexity, and scope of responsibilities; and
•compete with the Company for employee talent.
Each Peer Group company participates in the Radford Biotechnology Survey, an Aon survey of executive total compensation for various corporate positions, which survey is widely used among biotechnology companies. Aon analyzes both survey data and compensation information reported in the public filings of the Peer Group companies for the comparative analysis and adjusts the data to reflect the age of the reported information. In September 2024, the Committee approved the 2024 Peer Group. The 2024 Peer Group, which the Committee used when making determinations for our December 2024 long-term equity incentive awards and 2025 base salary and Annual Incentive Plan (“AIP”) target adjustments, emphasized companies that have launched products within the last few years and are scaling. The 2024 Peer Group targeted growing commercial companies, with market capitalization and revenue ranges adjusted to reflect changes in the Company’s market capitalization and revenue during 2024, which resulted in the removal of Cytokinetics and MacroGenics, and the addition of Ironwood Pharmaceuticals and Pacira BioSciences, as compared to the prior peer group. Deciphera Pharmaceuticals was also not included in the 2024 Peer Group as a result of its acquisition by Ono Pharmaceutical Co. in June 2024.
The 2024 Peer Group consisted of the following 18 peer companies, which had market capitalization ranging from approximately $220 million to $12 billion and revenue ranging from approximately $35 million to $930 million:

•ACADIA Pharmaceuticals	•Arrowhead Pharmaceuticals	•Insmed	•SIGA Technologies
•ADMA Biologics	•Blueprint Medicines	•Intra-Cellular Therapies	•Travere Therapeutics
•Agenus	•Corcept Therapeutics	•Ironwood Pharmaceuticals	•Ultragenyx Pharmaceutical
•Amicus Therapeutics	•Dynavax Technologies	•Pacira BioSciences
•Apellis Pharmaceuticals	•Harmony Biosciences	•PTC Therapeutics
In September 2025, the Committee approved the 2025 Peer Group. The 2025 Peer Group, which the Committee used when making determinations for our December 2025 long-term equity incentive awards and 2026 base salary and AIP target adjustments, continued to emphasize companies that have launched products within the last few years and are scaling. The 2025 Peer Group targeted high growth commercial companies, with market capitalization and revenue ranges adjusted to reflect changes in the Company’s market capitalization and revenue during 2025, which resulted in the removal of Agenus and Ironwood Pharmaceuticals, and the addition of Ardelyx, Catalyst Pharmaceuticals, Mirum Pharmaceuticals and Rhythm Pharmaceuticals, as compared to the 2024 Peer Group. Blueprint Medicines and Intra-Cellular Therapies were also not included in the 2025 Peer Group as a result of their acquisition by Sanofi in July 2025 and Johnson & Johnson in April 2025, respectively.
The 2025 Peer Group consisted of the following 18 peer companies, which had market capitalization ranging from approximately $570 million to $23 billion and revenue ranging from approximately $156 million to $1.8 billion:

•ACADIA Pharmaceuticals	•Arrowhead Pharmaceuticals	•Insmed	•SIGA Technologies
•ADMA Biologics	•Catalyst Pharmaceuticals	•Mirum Pharmaceuticals	•Travere Therapeutics
•Amicus Therapeutics	•Corcept Therapeutics	•Pacira BioSciences	•Ultragenyx Pharmaceutical
•Apellis Pharmaceuticals	•Dynavax Technologies	•PTC Therapeutics
•Ardelyx	•Harmony Biosciences	•Rhythm Pharmaceuticals
Role of the 2025 Advisory Vote on Executive Compensation
At our annual meeting in June 2025, our stockholders approved our “say-on-pay” proposal with more than 95% of the votes cast (exclusive of abstentions and broker non-votes) approving our executive compensation policies as described in our 2025 Proxy Statement filed with the SEC on April 24, 2025. The Committee believes that this vote reflected continued stockholder agreement with and support for the Committee’s overall executive compensation philosophy and actions, and therefore, the Committee continued to apply similar principles in determining the amounts and types of executive compensation for fiscal 2025, with specific compensation decisions to be made each year in consideration of these principles and the Company’s results and performance. In order to align incentives to stockholder interests, the performance of the Named Executive Officers is evaluated based on the Committee’s assessment of the overall performance of the Company. The Committee will continue to consider the outcome of stockholder say-on-pay votes in making future executive compensation decisions.
Elements of Executive Compensation
The Company’s 2025 compensation program for executive officers was primarily comprised of the following elements:
•base salary;
•annual cash incentive compensation;
•long-term equity incentive awards; and
•other employee benefits.
Base Salary
The Company provides our employees with base salary to compensate them for services rendered during the fiscal year. In determining the base salary amount for each Named Executive Officer, the Committee primarily considers:
•industry experience, knowledge, and qualifications;
•salary levels in effect for comparable positions within the Company’s industry obtained from the Radford Biotechnology Survey; and
•individual performance of the executive and the general performance of the Company.
The Committee uses competitive compensation data from the annual total compensation study of peer companies provided by the Company’s compensation consultant to inform its decisions about overall compensation and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not make base salary or total compensation determinations based solely on benchmark comparisons or any specific percentile relative to the Peer Group or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. The Committee also considers the compensation programs of other companies which, while not in the Peer Group, have similar characteristics of the Company’s business model, complexity and sophistication.
Base salary amounts are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in responsibility. To assist the Committee in determining appropriate base salary increases, the Company’s compensation consultant provided competitive base salary levels by analyzing the competitive data described in more detail above.

In setting 2025 salaries, consistent with its philosophy for 2024 salaries and given the highly focused strategy of the Company, the Committee did not conduct individual performance reviews but instead continued to assess the Named Executive Officers based primarily on overall corporate performance while also giving consideration to individual contributions to corporate performance. The Committee also considered the market competitiveness of the Company’s current executive officer base salaries compared to the 2024 Peer Group based on the analysis prepared by Aon. This resulted in all of the Named Executive Officers (other than Mr. Ghias, who joined the Company in July 2025) receiving the increases in base salary for 2025 as set forth below, which generally reflect a 3.25% increase (the increase applicable to base salaries Company-wide), as well as an adjustment to increase the competitive positioning in the marketplace of the base salary for Dr. Thackray and an increased base salary for Mr. Gayer as a result of Mr. Gayer’s appointment as President, effective August 1, 2025. Mr. Doyle requested to forego a 3.25% base salary adjustment and to instead allocate his increase among members of his team. The Committee approved a starting base salary of $560,000 for Mr. Ghias in connection with his appointment as CFO, effective July 7, 2025.

Name	Approximate Percentage Increase	2025 Base Salary
Jon P. Stonehouse	3.25%	$728,466
Anthony J. Doyle(1)	—%	$549,429
Babar Ghias	—%	$560,000
Helen M. Thackray(2)	6.0%	$635,388
Alane P. Barnes	3.25%	$542,519
Charles K. Gayer	23.89%	$675,000
______________________
(1)Mr. Doyle resigned as CFO of the Company, effective April 9, 2025. Following his resignation, he continued to provide transition services to the Company as a consultant through December 31, 2025, as discussed further in the “Potential Payments upon Termination or Change in Control” section below.
(2)Dr. Thackray resigned as Chief Research and Development Officer of the Company, effective September 1, 2025. Following her resignation, she continued to provide transition services to the Company as a consultant through December 31, 2025, as discussed further in the “Potential Payments upon Termination or Change in Control” section below.
Annual Incentive Plan Compensation
It is the Committee’s objective to have the entirety of each officer’s annual incentive program compensation contingent upon the Company’s performance based on the achievement of pre-established corporate performance objectives. Annual incentive payments are made pursuant to the AIP, which provides for a target amount of potential incentive awards for each participant thereunder, which is currently expressed as a percentage of annual base salary. In determining the 2025 AIP targets for each of the Named Executive Officers, the Committee considered individual contributions to corporate performance and Peer Group market data provided by Aon.
The Committee annually reviews with Aon the Peer Group data for non-equity incentive compensation and considers other factors intended to align the AIP with the Committee’s pay-for-performance philosophy. The Committee maintained the existing targets set forth below for all continuing Named Executive Officers other than Mr. Gayer for the 2025 plan year. The 2025 AIP target for Mr. Gayer was initially increased to 70% of base salary to more appropriately reflect internal management positioning, and further increased to 75% effective August 1, 2025, in connection with Mr. Gayer’s appointment as President. For Mr. Ghias, who joined the Company in July 2025, the Committee established an AIP target equal to 70% of base salary, consistent with market practices for similarly situated executives and internal Named Executive Officers. The 2025 AIP targets for the Named Executive Officers of the Company were as follows:

Name	2025 AIP Target (percentage of base salary)
Jon P. Stonehouse	85%
Anthony J. Doyle	60%
Babar Ghias(1)	70%
Helen M. Thackray	70%
Alane P. Barnes	60%
Charles K. Gayer	70% / 75%
(1)In connection with Mr. Ghias joining the Company in July 2025, the Committee approved a $160,000 signing bonus for Mr. Ghias, paid within 30 days of the commencement of his employment with the Company. Mr. Ghias’ 2025 payout earned under the AIP was reduced by this amount.

Based on overall corporate performance against pre-established corporate objectives, the actual payout under the AIP can range from zero to any amount relative to the target percentage of annual base salary. The overall amount of the AIP pool each performance year is determined by the Committee and is based on its assessment of Company performance against the current year corporate objectives multiplied by the sum of all participants at target performance. The AIP allows the Committee to use its discretion in setting the size of the AIP pool. The Committee may decide that the pool is as low as zero for a year of poor Company performance and may establish a pool that exceeds target for a year of exceptional Company performance.
At the time the 2025 AIP targets were set, the Committee believed that payout at the target performance level (100 points) was challenging but achievable and that payout above target represented a “stretch” performance goal, but was nevertheless achievable. In order to further tie individual compensation to Company performance, payout to individuals under the AIP is based on Company performance and awards under the AIP are typically settled in cash. All awards are reviewed and approved by the Committee.
The pre-established corporate objectives for 2025 Company performance are described in the table below. However, the table does not include the target levels with respect to the specific quantitative and qualitative objectives as we believe disclosure of such information would result in competitive harm to the Company.

Objective	Description	Points at Target
1	ORLADEYO. Corporate objectives for ORLADEYO included goals to increase the number of patients on ORLADEYO, increase ORLADEYO net revenue, and advance ORLADEYO lifecycle management.	40
2	Products to Market. Corporate objectives for bringing our next products to market included advancing the BCX17725 program for Netherton syndrome, advancing the avoralstat program for diabetic macular edema, and searching for business development opportunities.	30
3	Pipeline Candidates. Corporate objectives for delivering a sustainable flow of pipeline candidates included goals to advance our early-stage product candidates towards clinical trials.	10
4	Culture. Corporate organizational objectives included pursuing opportunities to deepen our culture, invest in individual development and build our depth of talent, and demonstrate financial discipline.	20
		100
In reviewing the Company’s performance against the pre-established 2025 objectives in December 2025, the Committee assessed the completion of the corporate objectives as described in the table below, as well as the achievements of the Company, and attributed the values set forth in the table below to the achievement of each of the Company objectives. In consideration of these results, the Committee awarded payouts under the AIP at 170% of target for each recipient, which were paid out in January 2026.

Objective	Committee Determination	Rationale	Points Awarded
1	Exceeds	•The Company exceeded expectations in advancing the commercialization of ORLADEYO by significantly increasing sales and the number of total and reimbursed patients in the United States and outside the United States, far exceeding the target revenue and reimbursed patient numbers set for the AIP. •The Company successfully advanced the ORLADEYO pediatric clinical program, obtaining U.S regulatory approval for the use of ORLADEYO oral pellets in patients with HAE aged 2 to <12 years of age and filing additional regulatory applications/label extensions in other global territories.	77.5
2	Partially Met	•The Company advanced the BCX17725 and avoralstat programs, though at a slower pace than target. •The Company exceeded expectations in searching for business development opportunities by signing a contract to acquire Astria Therapeutics, Inc., including its phase 3 navenibart program for HAE.	27.5
3	Met	•The Company exceeded expectations by initiating IND-enabling studies and non-clinical toxicology program for an early-stage product candidate. •The Company did not meet the target set under the AIP for completing candidate selection for the oral C5 inhibitor program.	10
4	Exceeds	•The Company quantified metrics to assess the impact of its culture on business performance, and reported results and case studies demonstrating a positive connection between the Company’s culture, ways of working and resulting business performance. •The Company facilitated individual participation in development opportunities that led to a measurable improvement in role as a result of participation, exceeding the participation target set for the AIP. •The Company exhibited financial discipline, exceeding the AIP targets set by achieving positive earnings per share for the full year 2025.	40
EXTRA		•The Company successfully completed the sale of its European ORLADEYO business to Neopharmed Gentili, which was not originally contemplated in the AIP goals set for 2025. •The Company successfully navigated the multiple leadership changes announced in 2025, which also were not originally contemplated in the AIP goals set for 2025.	15
			170
Long-Term Equity Incentive Awards
All of the Named Executive Officers are eligible to participate in the Company’s periodic awards of equity grants under the Company’s Stock Incentive Plan. These awards are designed to:
•create a greater sense of employee ownership;
•enhance the link between creation of stockholder value and long-term employee compensation;
•provide an opportunity for increased equity ownership by the officers, which increases the alignment of their financial interests with those of our stockholders; and
•maintain competitive levels of total compensation.
The Committee has historically granted equity awards to the executive officers on an annual basis. The overall grant pool is established on an annual basis based, in part, on the Committee’s assessment of competitive equity grant levels by organization level and the number of employees at each level using competitive data provided by Aon based on its analysis of the Company’s current Peer Group. In determining the amount of each grant, the Committee also considers the Company performance, assessed on an annual basis.
Equity Awards Granted in 2025
In setting the levels of long-term equity incentive awards in December 2025, the Committee assessed the Company’s performance against the corporate performance objectives for 2025, as described above under the caption “Annual Incentive Plan Compensation,” and in reviewing the analysis provided by Aon regarding the Company’s 2025 Peer Group equity compensation practices and the number of shares of Common Stock available for grant under the Company’s Stock Incentive Plan, the Committee determined to grant long-term equity incentive awards at a level representing approximately the 65th percentile among comparative companies based on the 2025 Peer Group data, with certain additional long-term equity incentive awards to be granted to selected individuals in light of the particular individual contributions made by such individuals to 2025 Company performance.
The Committee further determined that, after evaluating current compensation trends, reviewing the intended purpose of this program, and considering the Company’s stage of development as a growing commercial-stage biotechnology company and related financial results, the long-term equity incentive awards for 2025 performance should continue to consist of a mix of stock options and RSUs for the Company’s senior employees, including the Named Executive Officers. Stock options are inherently performance based, as they only provide value to the participant when the stock price appreciates over time, and typically have a four-year vesting schedule, which provides a retention component. Time-based RSUs also serve a retention function and further align executive interests with stockholders. The Committee continues to evaluate the appropriate mix of equity awards in light of the Company’s stage of development, business strategy, financial results, competitive market conditions in the industry, and Peer Group practices. In consideration of the foregoing factors, in December 2025, the Committee awarded options and RSUs to the Named Executive Officers employed at such time as set forth in the table below. Mr. Stonehouse did not receive a grant in December 2025 in light of his planned retirement.

Name	Options (#)	RSUs (#)
Babar Ghias	355,050	121,700
Alane P. Barnes	255,050	121,700
Charles K. Gayer	986,950	471,000
Each stock option represents the right to purchase one share of Common Stock at the option exercise price (once the option is vested), and each RSU represents the right to receive one share of Common Stock upon vesting of the RSU. The stock options and RSUs granted to the Named Executive Officers in December 2025 vest 25% annually on each of the first four anniversaries of the date of the grant, until fully vested on the fourth anniversary. The stock options expire 10 years after the date of the grant. This provides a reasonable timeframe during which the Named Executive Officers can benefit from the appreciation of the Company’s shares. The exercise price of the stock options was equal to the fair market value of the underlying stock on the date of grant.
Other Elements of Compensation
In order to attract and retain key talent and pay market levels of compensation, we offer broad-based retirement, health and welfare employee benefits to our eligible employees, including our Named Executive Officers, subject to the terms and conditions of each benefit program. Our Named Executive Officers are eligible to participate in these benefits on the same basis as other full-time employees.
Medical Insurance. The Company makes available to eligible employees and their dependents group health, dental and vision insurance coverage.
Life and Disability Insurance. The Company makes available disability and life insurance at coverage levels based upon the employee’s level of compensation. In addition, as part of Mr. Stonehouse’s employment agreement, he was entitled to have either a $1 million life insurance policy payable to his beneficiary upon death, or, if there was no policy in place, we would have been required to pay his beneficiary $1 million upon his death. An insurance policy was in place as of December 31, 2025.
Defined Contribution Plan. The Company offers a retirement plan designed to meet the requirements under Section 401(k) of the Code. The 401(k) plan permits eligible employees to defer up to 100% of their annual eligible compensation, subject to certain limitations imposed by the Code. Employee elective deferrals are immediately vested and non-forfeitable. The Company makes matching contributions equal to the first 5% of the employee elective deferrals, which vest over a period not to exceed six years.
Stock Purchase Plan. The Company sponsors a broad-based employee stock purchase plan (the “ESPP”), designed to meet the requirements under Section 423 of the Code. The ESPP permits employees to purchase Company stock at a discount through payroll deductions. ESPP participants are granted a purchase right to acquire shares of Common Stock at a price that is 85% of the stock price on either the first day of the stock purchase period or the last day of the stock purchase period, whichever is lower. The purchase dates occur on the last business days of January and July of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 15% of the employee’s cash compensation, subject to certain limitations imposed by the Code. In addition, no employee may purchase more than 3,000 shares in each purchase period and/or $25,000 in each calendar year. All payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of Common Stock on the dates indicated above provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to the purchase date.
Other Fringe Benefits. With the exception of the relocation expenses described below under the caption “Executive Relocation,” the Company makes certain other fringe benefits available to the Named Executive Officers on the same basis as are made available to its other employees, such as tuition reimbursement and payment of professional dues. The aggregate amount of these other fringe benefits was less than $10,000 for each Named Executive Officer during 2025.
Executive Relocation. The Board has adopted an Executive Relocation Policy (the “Relocation Policy”) for certain new employees of the Company, including executive officers. The Relocation Policy provides for a house hunting trip, temporary living and trips home for up to 90 days, home selling support or direct reimbursement for some selling expenses, moving costs and temporary storage of goods, customary closing expenses on the new home, a miscellaneous allowance of one month’s salary, not to exceed $5,000, and gross up of all taxable expenses. The Relocation Policy requires 100% repayment of benefits if the employee leaves or is terminated for cause within 12 months from the hire date. The Company did not pay any relocation expenses to Named Executive Officers in 2025.
Retirement Policy. In July 2024, the Company adopted the BioCryst Pharmaceuticals, Inc. Equity Award Retirement Policy (the “Retirement Policy”), which provides for the continued vesting of qualifying unvested equity awards in connection with an eligible employee’s qualifying retirement, as discussed further in the “Potential Payments upon Termination or Change in Control” section below. The Committee believes the Retirement Policy is consistent with competitive market practice, and as an element of compensation will attract and retain top talent and encourage eligible employees, including executive officers, to remain focused on the Company’s performance for the long term.
Practice with Respect to the Grant of Equity Compensation Awards
The Company grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for stock option grants and similar awards is determined by reference to the last quoted price per share on the Nasdaq Global Select Market at the close of business on the date of grant.
The Company generally grants annual equity awards to employees in mid-December and, until March 2025, on the last business day of the month of hire for newly-hired employees. Starting in March 2025, the Company began granting inducement awards to newly-hired employees on the first business day following the end of the month of hire. Newly appointed non-employee directors receive initial equity grants on their date of appointment to the Board and all non-employee directors receive annual grants on the date of the Company’s annual stockholder meeting. The Company may also consider and approve interim or mid-year grants, from time to time based on business needs, and it may change its equity grant practices in the future. Additionally, eligible employees may enroll to purchase shares under the ESPP during six-month purchase intervals using payroll deductions accumulated during the applicable accumulation period. The Company does not generally take material nonpublic information into account when determining the terms of equity awards, and the Company’s practice is typically not to grant new awards to Named Executive Officers during any period beginning four business days before and ending one business day after the filing of a Form 10-Q or Form 10-K or the filing or furnishing of a Form 8-K that discloses material nonpublic information. In 2025, the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. No stock options were granted to any Named Executive Officers in 2025 during any period beginning four business days before and ending one business day after the filing of a Form 10-Q or Form 10-K or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Clawback Policy
We maintain a “clawback” policy (the “Clawback Policy”) that complies with the final Nasdaq listing rule implementing Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Clawback Policy provides that, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period) due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the amount of any incentive-based compensation received by any covered executive, including the Named Executive Officers, during the three fiscal years prior to the date that the Company is required to prepare such accounting restatement or during any transition period of less than nine months that is within or immediately following such three fiscal years, that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements.

Other Company Policies
We have also adopted an Anti-Hedging Policy and Insider Trading Policy, and we require members of our Leadership Team and our non-employee directors to comply with our stock ownership guidelines. For a further discussion of these policies and guidelines, see the “Corporate Governance” section above.
Risk Assessment of Compensation Program
Management of the Company, together with the Company’s compensation consultant, counsel, and the Committee, has examined the Company’s compensation program and discussed whether any elements of the program created risks that were reasonably likely to have a material adverse effect on the Company. Following this analysis, which occurs on an annual basis, the Committee concluded that the elements of the Company’s compensation program did not create risks that are reasonably likely to have a material adverse effect on the Company. In its analysis, the Committee and management considered a number of factors, including primarily: (1) the total value of the payments made under the Company’s compensation program for the prior year and (2) that any corporate actions that would potentially lead to achievement of corporate performance objectives would require approval by the Company’s Board of Directors, which provides a check on the ability of any individual to take risks that could have a material adverse effect on the Company in an effort to achieve a certain performance objective.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on such review and discussions, the Committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
A. Machelle Sanders, Chair of the Committee
Steven K. Galson, M.D., MPH
Jill C. Milne, Ph.D.

EXECUTIVE COMPENSATION
2025 Summary Compensation Table
The following table sets forth the total compensation awarded, paid to, or earned by our Named Executive Officers, as specified by Item 402(a)(3) of Regulation S-K.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)
Jon P. Stonehouse Former President and Chief Executive Officer	2025	728,466	—		—	11,132,458	(5)	1,052,633		37,525	(6)	12,951,082
	2024	705,536	—		2,675,919	4,002,134		899,558		34,139		8,317,286
	2023	665,600	—		819,825	2,724,624		537,472		30,257		4,777,778
Anthony J. Doyle (7) Former Chief Financial Officer and Treasurer	2025	151,925	—		708,694	1,165,816		—		114,700		2,141,135
	2024	549,429	—		891,973	1,334,133		494,486		17,250		3,287,271
	2023	528,297	—		218,620	725,803		301,129		16,500		1,790,349
Babar Ghias Chief Financial Officer	2025	271,515	160,000	(8)	2,124,571	3,675,166		506,400	(8)	10,500		6,748,152
Helen M. Thackray, M.D.(9) Former Chief R&D Officer	2025	425,999	—		1,168,791	1,255,458		756,112		733,264		4,339,624
	2024	599,423	—		930,771	1,392,012		629,394		17,250		3,568,850
	2023	576,368	—		327,930	1,089,850		383,285		16,500		2,393,933
Alane P. Barnes Chief Legal Officer and Corporate Secretary	2025	542,519	—		867,721	3,634,923	(5)	553,369		17,500		5,616,032
	2024	525,442	—		891,973	1,334,133		472,898		17,250		3,241,696
	2023	495,700	—		411,520	725,803		282,549		16,500		1,932,072
Charles K. Gayer President and Chief Executive Officer; Former Chief Commercial Officer	2025	609,397	—		3,358,230	4,893,653		749,088		17,500		9,627,868
	2024	544,830	—		930,771	1,392,012		490,347		17,250		3,375,210
	2023	495,300	—		218,620	725,803		282,321		16,500		1,738,544
______________________
(1)For 2025, these amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs granted pursuant to the Stock Incentive Plan for the fiscal year ended December 31, 2025, calculated based on the closing price of our Common Stock as reported by Nasdaq on December 17, 2025 (the date of grant) of $7.13. For Mr. Doyle and Dr. Thackray, amounts also reflect the incremental fair value associated with the modification of their awards in 2025, as discussed in notes (7), and (9), respectively.
(2)For 2025, these amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock option awards granted pursuant to the Stock Incentive Plan for the fiscal year ended December 31, 2025. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2025, which is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026. For (i) Mr. Stonehouse and Ms. Barnes, (ii) Mr. Doyle, and (iii) Dr. Thackray, amounts also reflect the incremental fair value associated with the modification of their awards in 2025, as discussed in notes (5), (7), and (9), respectively.
(3)Represents payments earned under the AIP. Values shown reflect the full calculated payout of the incentive awards under the AIP. For Mr. Ghias, his AIP payment was reduced by his one-time signing bonus, as discussed in note (8) below.
(4)Except as otherwise noted for Mr. Stonehouse, Mr. Doyle, and Dr. Thackray in notes (6), (7) and (9), respectively, the amounts shown reflect the Company contribution for the executive to his or her 401(k) plan.
(5)On December 27, 2025, the Compensation Committee approved the extension for certain retirement eligible individuals of the post-termination exercise period of certain vested stock option awards at the time of retirement to the original expiration date of the option awards. Amounts reflected in the Option Awards columns for Mr. Stonehouse and Ms. Barnes reflect the incremental fair value resulting from such modification totaling $11,132,458 and $2,370,293, respectively, calculated in accordance with FASB ASC Topic 718.
(6)Consists of Company contributions to the 401(k) plan and life insurance premiums described above in the Compensation Discussion and Analysis under the caption “Other Elements of Compensation—Life and Disability Insurance.” For 2025, such amounts were $17,500 and $20,025, respectively.
(7)Mr. Doyle resigned as Chief Financial Officer of the Company, effective April 9, 2025. In connection with his resignation, Mr. Doyle and the Company entered into a consulting agreement, effective April 9, 2025, pursuant to which Mr. Doyle provided limited transition services to the Company in exchange for an hourly fee through December 31, 2025 (the “Doyle Consulting Agreement”). The amount reflected as “All Other Compensation” consists of Company contributions to the 401(k) plan of $17,500 and consulting fees of $97,200. The services rendered under the Doyle Consulting Agreement constituted services to the Company in accordance with the terms of the Stock Incentive Plan and Inducement Equity Incentive Plan. Accordingly, Mr. Doyle’s equity awards continued to vest as originally scheduled and his vested option awards remained outstanding through the duration of the Doyle Consulting Agreement. However, as the services provided by Mr. Doyle under the Doyle Consulting Agreement represented a significant reduction that was not commensurate with the expected service when the awards were granted, the Company accounted for the continued vesting of unvested awards and extended exercise period of vested option awards as a modification in accordance with FASB ASC Topic 718. Amounts reflected in the Stock Awards and Option Awards columns for Mr. Doyle reflect the incremental fair value resulting from such modification.

(8)Mr. Ghias joined the Company on July 7, 2025. The amount reflected in the Bonus column consists of a one-time sign-on bonus paid within 30 days of the commencement of his employment with the Company. Mr. Ghias’ 2025 payout earned under the AIP was reduced by this amount, as reflected in the Non-Equity Incentive Plan Compensation column.
(9)Dr. Thackray resigned as Chief Research and Development Officer, effective September 1, 2025. In connection with her separation, the Company and Dr. Thackray entered into a separation agreement (the “Thackray Separation Agreement”), pursuant to which Dr. Thackray received the following benefits in connection with her separation: (i) the continuation of her 2025 base salary for a period of one year; (ii) payment of the bonus she would have received under the AIP relating to the Company’s actual performance in light of the 2025 performance objectives (the “2025 AIP Bonus”); (iii) payment of her annual 2025 target payout under the AIP (the “2025 AIP Target Bonus”); (iv) payment of the monthly premiums for Dr. Thackray and her dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for a period of up to 12 months; (v) outplacement services for up to six months; and (vi) the acceleration of vesting on December 31, 2025 of any portion of her unvested equity awards that would have vested in 2026 if Dr. Thackray remained in service with the Company through the applicable vesting date (“Partial Accelerated Vesting”). Dr. Thackray and the Company also entered into a consulting agreement, effective September 1, 2025 through December 31, 2025, pursuant to which Dr. Thackray provided limited transition services to the Company in exchange for fixed monthly payments of $12,500 (the “Thackray Consulting Agreement”). The services rendered under the Thackray Consulting Agreement constituted services in accordance with the terms of the Stock Incentive Plan. Accordingly, Dr. Thackray’s equity awards continued to vest as originally scheduled and her vested option awards remained outstanding for the duration of the Thackray Consulting Agreement. However, as the services provided by Dr. Thackray under the Thackray Consulting Agreement represented a significant reduction that was not commensurate with the expected service when the awards were granted, the Company accounted for the continued vesting of unvested awards and extended exercise period of vested option awards during the consulting period as a modification in accordance with FASB ASC Topic 718. The Thackray Consulting Agreement also provided for Dr. Thackray’s vested option awards to remain outstanding and exercisable for a period of 180 days commencing with the termination date of the Thackray Consulting Agreement. The amounts reflected in the Stock Awards and Option Awards columns for Dr. Thackray reflect the incremental fair value resulting from the modifications associated with the Partial Accelerated Vesting, continued vesting for the duration of the Thackray Consulting Agreement, and extension of the exercise period for her vested options, calculated in accordance with FASB ASC Topic 718. The amount reflected in the Non-Equity Incentive Plan Compensation column consists of the payment of the 2025 AIP Bonus. The amount reflected in the All Other Compensation column consists of the continuation of her 2025 base salary of $211,796, the payment of the 2025 AIP Target Bonus of $444,772, consulting fees of $50,000, COBRA premiums of $9,196, and Company contributions to the 401(k) plan of $17,500. Dr. Thackray did not utilize any outplacement services in 2025.
Grants of Plan-Based Awards in 2025
The following table provides information about plan-based awards granted during 2025 to our Named Executive Officers.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Jon P. Stonehouse(6)	12/27/25	12/27/25	—	—	—	—	305,995	3.22	3,341
	12/27/25	12/27/25	—	—	—	—	500,000	5.51	278,800
	12/27/25	12/27/25	—	—	—	—	300,000	5.04	267,672
	12/27/25	12/27/25	—	—	—	—	675,000	7.06	1,349,613
	12/27/25	12/27/25	—	—	—	—	629,000	3.23	286,333
	12/27/25	12/27/25	—	—	—	—	870,000	8.31	2,890,014
	12/27/25	12/27/25	—	—	—	—	574,500	11.43	2,360,815
	12/27/25	12/27/25	—	—	—	—	446,250	10.63	1,999,758
	12/27/25	12/27/25	—	—	—	—	297,500	6.43	957,934
	12/27/25	12/27/25	—	—	—	—	187,562	7.39	738,178
	—	—	—	619,196	—	—	—	—	—

Anthony J. Doyle(7)	5/31/25	4/6/25	—	—	—	—	600,000	3.91	86,454
	5/31/25	4/6/25	—	—	—	—	332,500	8.31	252,360
	5/31/25	4/6/25	—	—	—	—	164,000	11.43	194,898
	5/31/25	4/6/25	—	—	—	—	118,875	10.63	164,452
	5/31/25	4/6/25	—	—	—	—	79,250	6.43	210,361
	5/31/25	4/6/25	—	—	—	—	62,525	7.39	257,291
	5/31/25	4/6/25	—	—	—	18,750	—	—	201,563
	5/31/25	4/6/25	—	—	—	8,500	—	—	91,375
	5/31/25	4/6/25	—	—	—	8,500	—	—	91,375
	5/31/25	4/6/25	—	—	—	30,175	—	—	324,381
	—	—	—	329,657	—	—	—	—	—
Babar Ghias	7/24/25	7/23/25	—	—	—	—	305,000	8.55	1,914,700
	7/24/25	7/23/25	—	—	—	147,000	—	—	1,256,850
	12/17/25	12/8/25	—	—	—	—	355,050	7.13	1,760,466
	12/17/25	12/8/25	—	—	—	121,700	—	—	867,721
	—	—	—	392,000	—	—	—	—	—
Helen M. Thackray, M.D.(8)	8/7/25	8/7/25	—	—	—	—	40,000	2.86	2,858
	8/7/25	8/7/25	—	—	—	—	40,000	5.41	13,811
	8/7/25	8/7/25	—	—	—	—	400,000	10.17	262,373
	8/7/25	8/7/25	—	—	—	—	205,000	11.43	132,856
	8/7/25	8/7/25	—	—	—	—	238,000	10.63	198,141
	8/7/25	8/7/25	—	—	—	—	178,500	6.43	356,851
	8/7/25	8/7/25	—	—	—	—	130,475	7.39	288,568
	8/7/25	8/7/25	—	—	—	11,000	—	—	91,850
	8/7/25	8/7/25	—	—	—	40,500	—	—	338,175
	8/7/25	8/7/25	—	—	—	25,500	—	—	212,925
	8/7/25	8/7/25	—	—	—	62,975	—	—	525,841
	—	—	—	444,772	—	—	—	—	—
Alane P. Barnes(6)	12/17/25	12/8/25	—	—	—	—	255,050	7.13	1,264,630
	12/17/25	12/8/25	—	—	—	121,700	—	—	867,721
	12/27/25	12/27/25	—	—	—	—	62,500	5.04	10,316
	12/27/25	12/27/25	—	—	—	—	190,000	7.06	134,720
	12/27/25	12/27/25	—	—	—	—	190,000	3.23	35,540
	12/27/25	12/27/25	—	—	—	—	280,000	8.31	505,437
	12/27/25	12/27/25	—	—	—	—	164,000	11.43	467,635
	12/27/25	12/27/25	—	—	—	—	158,500	10.63	497,238
	12/27/25	12/27/25	—	—	—	—	118,875	6.43	251,329
	12/27/25	12/27/25	—	—	—	—	125,050	7.39	296,878
	12/27/25	12/27/25	—	—	—	—	63,762	7.13	171,200
	—	—	—	325,511	—	—	—	—	—
Charles K. Gayer	12/17/25	12/8/25	—	—	—	—	986,950	7.13	4,893,653
	12/17/25	12/8/25	—	—	—	471,000	—	—	3,358,230
	—	—	—	506,250	—	—	—	—	—
______________________
(1)Represents possible payouts under our AIP. The amount shown in the “Target” column represents the incentive payment that will be earned if performance is assessed at target. There is no specific “threshold” amount payable for minimal performance under the AIP or “maximum” amount payable for performance in excess of target under the AIP. Payout could be zero if corporate objectives are not met. In addition, the Committee has discretion to establish a payout that exceeds the applicable target percentage of annual base salary if warranted by Company performance.
(2)Represents RSUs that vest 25% on each of the first four anniversaries of the grant date until fully vested after four years, subject to the executive’s continued service to the Company.

(3)Stock options vest 25% on each of the first four anniversaries of the grant date until fully vested after four years, and they have a term of 10 years, subject in each case to the executive’s continued service to the Company.
(4)The exercise price is the closing market price of our Common Stock on the grant date.
(5)See Notes (1) and (2) to the “2025 Summary Compensation Table” above for more information about the assumptions used to determine these amounts.
(6)For Mr. Stonehouse and Ms. Barnes, the awards include vested option awards that were modified on December 27, 2025, and the associated amounts reflect the incremental fair value associated with such modification in accordance with FASB ASC Topic 718. See Note (5) to the “2025 Summary Compensation Table” above for more information.
(7)Awards included for Mr. Doyle reflect equity awards that were modified in 2025, and the associated amounts reflect the incremental fair value associated with such modification, in accordance with FASB ASC Topic 718. See Note (7) to the “2025 Summary Compensation Table” above for more information.
(8)Awards included for Dr. Thackray reflect equity awards that were modified in 2025, and the associated amounts reflect the incremental fair value associated with such modification, in accordance with FASB ASC Topic 718. See Note (9) to the “2025 Summary Compensation Table” above for more information.
Outstanding Equity Awards at December 31, 2025
The following table summarizes the equity awards we have granted to our Named Executive Officers that were outstanding as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested(4)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Jon P. Stonehouse	5/23/16	305,995	—	3.22	5/23/26	—	—
	2/27/17	500,000	—	5.51	2/27/27	—	—
	12/20/17	300,000	—	5.04	12/20/27	—	—
	12/20/18	675,000	—	7.06	12/20/28	—	—
	12/17/19	629,000	—	3.23	12/17/29	—	—
	12/15/20	870,000	—	8.31	12/15/30	—	—
	12/14/21	574,500	—	11.43	12/14/31	—	—
	12/19/22	446,250	148,750	10.63	12/19/32	31,875	248,625
	12/14/23	297,500	297,500	6.43	12/14/33	63,750	497,250
	12/19/24	187,562	562,688	7.39	12/19/34	271,575	2,118,285
Anthony J. Doyle	4/30/20	600,000	—	3.91	3/31/26	—	—
	12/15/20	332,500	—	8.31	3/31/26	—	—
	12/14/21	164,000	—	11.43	3/31/26	—	—
	12/19/22	118,875	—	10.63	3/31/26	—	—
	12/14/23	79,250	—	6.43	3/31/26	—	—
	12/19/24	62,525	—	7.39	3/31/26	—	—
Babar Ghias	7/24/25	—	305,000	8.55	7/24/35	147,000	1,146,600
	12/17/25	—	355,050	7.13	12/17/35	121,700	949,260
Helen M. Thackray	9/20/19	40,000	—	2.86	6/29/26	—	—
	3/31/21	400,000	—	10.17	6/29/26	—	—
	12/14/21	205,000	—	11.43	6/29/26	—	—
	12/19/22	238,000	—	10.63	6/29/26	—	—
	12/14/23	178,500	—	6.43	6/29/26	—	—
	12/19/24	130,475	—	7.39	6/29/26	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested(4)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Alane P. Barnes	2/27/17	150,000	—	5.51	2/27/27	—	—
	12/20/17	62,500	—	5.04	12/20/27	—	—
	12/20/18	190,000	—	7.06	12/20/28	—	—
	12/17/19	190,000	—	3.23	12/17/29	—	—
	12/15/20	280,000	—	8.31	12/15/30	—	—
	12/14/21	164,000	—	11.43	12/14/31	—	—
	12/19/22	118,875	39,625	10.63	12/19/32	8,500	66,300
	12/14/23	79,250	79,250	6.43	12/14/33	32,000	249,600
	12/19/24	62,525	187,575	7.39	12/19/34	90,525	706,095
	12/17/25	—	255,050	7.13	12/17/35	121,700	949,260
Charles K. Gayer	12/20/17	17,409	—	5.04	12/20/27	—	—
	12/20/18	65,000	—	7.06	12/20/28	—	—
	12/17/19	106,000	—	3.23	12/17/29	—	—
	12/15/20	190,000	—	8.31	12/15/30	—	—
	12/14/21	164,000	—	11.43	12/14/31	—	—
	12/19/22	118,875	39,625	10.63	12/19/32	8,500	66,300
	12/14/23	79,250	79,250	6.43	12/14/33	17,000	132,600
	12/19/24	65,237	195,713	7.39	12/19/34	94,463	736,811
	12/17/25	—	986,950	7.13	12/17/35	471,000	3,673,800
______________________
(1)Stock options vest 25% on each of the first four anniversaries of the grant date until fully vested after four years, subject to the executive’s continued service to the Company.
(2)The option exercise price is equal to the closing price of our Common Stock as reported by Nasdaq on the grant date.
(3)Stock options expire 10 years after the grant date. For Mr. Doyle, stock options expired three months following the termination of the Doyle Consulting Agreement on December 31, 2025, as described in the “Potential Payments upon Termination or Change in Control” section below. For Dr. Thackray, stock options expire 180 days following the termination of the Thackray Consulting Agreement on December 31, 2025, as discussed further in the “Potential Payments upon Termination or Change in Control” section below.
(4)RSUs vest 25% on each of the first four anniversaries of the grant date until fully vested after four years, subject to the executive’s continued service to the Company.
(5)Calculated based on a price of $7.80 per share, which was the closing price of our Common Stock as reported by Nasdaq on December 31, 2025, multiplied by the number of shares of Common Stock subject to RSUs that had not yet vested.

2025 Option Exercises and Stock Vested
The following table provides information on shares acquired during 2025 by our Named Executive Officers upon the exercise of stock options and the vesting of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Jon P. Stonehouse	—	—	185,025	1,381,055
Anthony J. Doyle	—	—	65,925	492,864
Babar Ghias	—	—	—	—
Helen M. Thackray	40,000	81,672	164,975	1,253,665
Alane P. Barnes	91,004	353,487	68,425	511,789
Charles K. Gayer	74,233	179,282	68,487	512,049
______________________
(1)Value is calculated by multiplying (a) the number of shares acquired upon exercise by (b) the difference between the market price of our Common Stock at the time of exercise (or, for non-cash exercises, the closing price of our Common Stock as reported by Nasdaq on the date of exercise) and the applicable exercise price.
(2)Value is calculated by multiplying (a) the number of shares acquired upon vesting of RSUs by (b) the closing price of our Common Stock as reported by Nasdaq on the applicable vesting date (or on the most recent business day if the vesting date was not a business day).
Potential Payments upon Termination or Change in Control
The following table sets forth potential payments payable to our Named Executive Officers upon termination of employment or a change in control. The amounts include compensation payable upon termination without cause or constructive termination, termination in the event of disability or death, retirement, and a termination following a change in control. None of the Named Executive Officers are entitled to any payments upon termination with cause. The effect of a Named Executive Officer’s termination of employment on annual incentive awards under the AIP is subject to determination by the Compensation Committee in its sole discretion. Absent a contrary determination by the Compensation Committee or provisions to the contrary in an employment agreement, all awards under the AIP are forfeited if the executive terminates employment with the Company before the annual incentive awards are paid. The Compensation Committee may, in its discretion, revise, amend, or add to the benefits if it deems it advisable. The amounts shown assume the stock options and RSUs are valued at their last intrinsic value in fiscal 2025 and that termination is effective December 31, 2025, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. The amounts shown in the table do not include accrued vacation, vested amounts payable under the Company’s 401(k) plan, any accrued but unpaid bonus or base salary, benefits under the Company’s disability benefit program or life insurance policies, or potential compensation recognized upon exercise of vested options as disclosed in the Outstanding Equity Awards table above.

Name	Benefit	Termination Without Cause ($)	Disability ($)	Death ($)(1)	Retirement ($)(2)	Change in Control and Termination ($)(3)
Babar Ghias	Base salary	560,000	—	—	—	560,000
	Target bonus(4)	392,000	—	—	—	392,000
	Health care premiums(5)	36,761	—	—	—	36,761
	Equity vesting acceleration(6)	—	—	—	—	2,333,744
	Total	988,761	—	—	—	3,322,505
Alane P. Barnes	Base salary	542,519	—	—	—	542,519
	Target bonus(4)	325,511	—	—	—	325,511
	Health care premiums(5)	36,761	—	—	—	36,761
	Equity vesting acceleration(6)	—	—	356,362	—	2,327,617
	Equity continued vesting	—	—	—	1,207,473	—
	Total	904,791	—	356,362	1,207,473	3,232,408
Charles K. Gayer	Base salary	675,000	—	—	—	675,000
	Target bonus(4)	506,250	—	—	—	506,250
	Health care premiums(5)	36,245	—	—	—	36,245
	Equity vesting acceleration(6)	—	—	850,071	—	5,459,583
	Total	1,217,495	—	850,071	—	6,677,078
______________________
(1)Pursuant to the terms of the Company’s Stock Incentive Plan, acceleration of unvested stock options occurs in the event of death only after five years of service.
(2)Represents the value of continued vesting of unvested stock options and RSUs upon qualified retirement pursuant to the Retirement Policy. Under the terms of the Retirement Policy, the amounts in this column exclude awards granted less than one year prior to December 31, 2025. Amounts reported are based on the closing price of our Common Stock as reported by Nasdaq on December 31, 2025 of $7.80. No value is reflected for stock options with an exercise price in excess of $7.80.
(3)Benefits for the Named Executive Officers are triggered if their employment is terminated without Cause or if they are Constructively Terminated within six months following a Change of Control. The employment agreements for the Named Executive Officers provide that if any benefit would be subject to excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax, the employee shall be entitled to the greater of the employee’s net after tax benefit of the entire payment assuming the payment is subject to section 4999 (which payment would be subject to the excise tax) and the employee’s net after tax benefit of the payments after the payments are reduced just to the point that there is no section 4999 excise tax. The Company will not pay the excise tax if the payments are subject to section 4999.
(4)Represents AIP awards at the target percentage for each individual.
(5)Represents 12 months of premiums under COBRA based on the Named Executive Officers’ elections in effect as of December 2025.
(6)Based on the closing price of our Common Stock as reported by Nasdaq on December 31, 2025 of $7.80. No value is reflected in these rows for stock options with an exercise price in excess of $7.80.
Employment Agreement Terms
Mr. Gayer
In connection with his appointment as CEO, Mr. Gayer entered into a new employment letter agreement with the Company, effective as of January 1, 2026 (the “Gayer CEO Agreement”). Pursuant to the terms of the Gayer CEO Agreement, in the event of termination by the Company without Cause or by Mr. Gayer pursuant to a Constructive Termination, Mr. Gayer is entitled to (i) continuation of base salary for two years beyond the effective termination date, payable in accordance with the Company’s regular payroll practices; (ii) payment of two times his annual target bonus under the AIP in effect for the fiscal year in which his termination date occurs, payable in equal installments over the regularly scheduled payroll periods of the Company for the two years following the effective date of termination; and (iii) if Mr. Gayer elects to continue health insurance coverage under COBRA, the monthly premiums for such coverage until the earlier of 12 months following the effective date of termination, the date upon which Mr. Gayer commences employment with another entity, or the expiration of Mr. Gayer’s rights under COBRA. If there is a Change of Control and Mr. Gayer’s employment is terminated without Cause or as a result of a Constructive Termination within six months of the Change of Control, he is entitled to the benefits described above. The receipt of such benefits is conditioned on Mr. Gayer signing and not revoking a release of any and all claims, in a form prescribed by the Company and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Code.
For purposes of the Gayer CEO Agreement:
•“Cause” means a determination by the Board that his employment be terminated for any of the following reasons: (i) failure or refusal to comply in any material respect with lawful policies, standards or regulations of the Company; (ii) a violation of a federal or state law or regulation applicable to the business of the Company; (iii) conviction or plea of no contest to a felony under the laws of the United States or any State; (iv) fraud or misappropriation of property belonging to the Company or its affiliates; (v) a breach in any material respect of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer; (vi) failure to satisfactorily perform his duties after having received written notice of such failure and at least 30 days to cure such failure; or (vii) misconduct or gross negligence in connection with the performance of his duties.
•“Constructive Termination” means a resignation of employment within 60 days of the occurrence of any of the following events which occurs, without Mr. Gayer’s consent, within six months following a Change of Control (as defined below): (i) a material reduction in his responsibilities; (ii) a material reduction in his base salary, unless such reduction is comparable in percentage to, and is part of, a reduction in the base salary of all executive officers of the Company; or (iii) a relocation of his principal office to a location more than 50 miles from the location of his principal office immediately preceding a Change of Control; provided, however, that Mr. Gayer shall provide the Company with written notice of Constructive Termination within 30 days following the occurrence of the foregoing and the Company shall have 30 days to cure such reduction or relocation, as applicable.
•“Change of Control” means (i) the sale, transfer, or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (ii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent 50% or more of the combined voting power of the surviving entity or the ultimate parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute 50% or more of the board of directors of the surviving entity or, if the Company or the surviving entity is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; (iii) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or (iv) a change in the composition of the Board over a period of 12 consecutive months such that a majority of the Board members (rounded up to the next whole number) ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.
Other Named Executive Officers
Pursuant to the terms of their employment letter agreements, in the event of termination by the Company without Cause or by the executive pursuant to a Constructive Termination, Mr. Ghias and Ms. Barnes are entitled to (i) continuation of base salary for one year beyond the effective termination date, payable in accordance with the Company’s regular payroll practices; (ii) payment of one times the executive’s annual target bonus under the AIP in effect for the fiscal year in which his or her termination date occurs, payable in equal installments over the regularly scheduled payroll periods of the Company for the one year following the effective date of termination; and (iii) if the executive elects to continue health insurance coverage under COBRA, the monthly premium for such coverage until the earlier of 12 months following the effective date of termination or the date upon which the executive commences employment with another entity. In the event the executive’s employment is terminated without Cause or the executive is Constructively Terminated within six months of a Change of Control, he or she is entitled to the benefits described in the table above. The receipt of such benefits is conditioned on the executive signing and not revoking a release of any and all claims, in a form prescribed by the Company and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Code.
For purposes of the agreements of Mr. Ghias and Ms. Barnes:
•“Cause” and “Change of Control” have the same meaning as under the Gayer CEO Agreement described above.
•“Constructive Termination” means a resignation of employment within 30 days of the occurrence of any of the following events which occurs within six months following a Change of Control (as defined below): (i) a material reduction in his or her responsibilities; (ii) a material reduction in his or her base salary, unless such reduction is comparable in percentage to, and is part of, a reduction in the base salary of all executive officers of the Company; or (iii) a relocation of his or her principal office to a location more than 50 miles from the location of his or her principal office immediately preceding a Change of Control.
The above terms were also applicable to Mr. Gayer as of December 31, 2025 in his role as President and Chief Commercial Officer.
Equity Vesting Acceleration
Stock Options
In the event of termination of service other than on account of death or disability, each executive has three months to exercise any options exercisable prior to the termination in service. In the event of permanent disability, the executive will be able to exercise all outstanding options vested at the time of such disability in their entirety within the earlier of 12 months or the expiration of the option. In the event of death, the executor of the executive’s estate will be able to exercise all of the outstanding options in their entirety within the earlier of 12 months or the expiration of the option. If the executive has completed five years of service, all outstanding options vest in their entirety at death, but with less than five years of service, only the portion of the option that was exercisable at the time of death will be exercisable during the 12-month period. If the executive is no longer an employee of the Company, but on or prior to the last date of employment continues service with the Company in another capacity, such as service as a consultant or service as a member of the Board of Directors, his or her outstanding options will continue to vest and be exercisable until three months after separation from such service or expiration of the option.
All unvested stock options are subject to “double-trigger” vesting if the options are assumed after a change in control, in which case accelerated vesting will apply only if the optionee’s service is terminated by us without “cause” or by the optionee due to a “constructive termination” within 90 days preceding or two years following the change in control. If the options are not assumed in connection with the change in control, they will fully vest upon the change in control.
RSUs
In the event of termination of service, outstanding RSUs will automatically terminate and no shares of Common Stock will be issued in satisfaction of those awards. However, the Compensation Committee has discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding RSUs as to which the designated service requirement is not attained. Such authority may be exercised at any time, whether before or after the executive’s termination of service. In addition, outstanding RSUs are subject to “double-trigger” vesting if the RSUs are assumed after a change in control, in which case accelerated vesting will apply only if the executive’s service is terminated by us without “cause” or by the executive due to a “constructive termination” within 90 days preceding or two years following the change in control. If the RSUs are not assumed in connection with the change in control, they will fully vest upon the change in control.
Retirement Policy
In July 2024, the Company adopted the Retirement Policy, which provides for the continued vesting of qualifying equity awards in connection with an eligible employee’s qualifying retirement. For purposes of the Retirement Policy, a qualifying retirement means an eligible employee’s resignation on or after age 60 with at least seven years of continuous service with the Company and adequate notice. Upon a qualified retirement, the Retirement Policy provides that (i) any unvested RSU award granted more than one year prior to the eligible employee’s qualifying retirement shall become vested and settled in accordance with the original vesting schedule applicable to such award, and (ii) certain stock options granted more than one year prior to the eligible employee’s qualifying retirement shall become vested and exercisable in accordance with the original vesting schedule applicable to such award and remain exercisable for the entirety of their original term. As of December 31, 2025, Mr. Stonehouse and Ms. Barnes were the only Named Executive Officers eligible for benefits under the Retirement Policy.

Stonehouse Retirement
Mr. Stonehouse retired from his role as CEO of the Company, effective December 31, 2025. In connection with his retirement, in consideration for a release of claims in favor of the Company, Mr. Stonehouse received payment of the bonus he would have received under the AIP relating to the Company’s actual performance in light of the 2025 performance objectives ($1,052,633) and payment of the monthly premiums for Mr. Stonehouse and his dependents under COBRA, for a period ending on the earliest of (i) 18 months following his retirement date or (ii) the expiration of his rights under COBRA (with an estimated value of approximately $31,050). In addition, on December 27, 2025, the Compensation Committee approved the extension of the post-termination exercise period of Mr. Stonehouse’s vested stock option awards granted more than one year prior to his retirement date to the original expiration date of the option awards (with an aggregate value of $11,132,458). Pursuant to the Retirement Policy, Mr. Stonehouse’s unvested stock options and RSUs granted more than one year prior to his retirement date will continue to vest and settle in accordance with the original vesting schedule (with an aggregate value of $3,502,437 as of December 31, 2025).
Doyle Consulting Agreement
Mr. Doyle resigned as Chief Financial Officer of the Company, effective April 9, 2025. The Compensation Committee approved the Doyle Consulting Agreement, effective as of April 9, 2025, pursuant to which Mr. Doyle provided transition services to the Company in exchange for a $450 hourly fee until May 31, 2025, or a later date mutually agreed by Mr. Doyle and the Company. On May 31, 2025, Mr. Doyle and the Company entered into an amendment to the Doyle Consulting Agreement, extending the term of the Doyle Consulting Agreement to December 31, 2025. For the duration of the Consulting Agreement, Mr. Doyle’s outstanding vested equity awards remained in full force and effect, and his outstanding unvested equity awards continued to vest in accordance with the original vesting schedule applicable to such awards. His unvested awards were forfeited on December 31, 2025.
Thackray Separation Agreement and Consulting Agreement
Dr. Thackray resigned as Chief Research and Development Officer, effective September 1, 2025. In connection with her separation, the Company and Dr. Thackray entered into the Thackray Separation Agreement, pursuant to which Dr. Thackray received the following benefits in connection with her separation: (i) the continuation of her 2025 base salary for a period of one year ($635,388); (ii) payment of the bonus she would have received under the AIP relating to the Company’s actual performance in light of the 2025 performance objectives ($756,112); (iii) payment of her annual 2025 target payout under the AIP ($444,772); (iv) payment of the monthly premiums for Dr. Thackray and her dependents under COBRA, for a period of up to 12 months (with an estimated value of approximately $36,785); (v) outplacement services for up to six months (with an estimated value of approximately $3,000); and (vi) the acceleration of vesting on December 31, 2025 of any portion of her unvested equity awards that would have vested in 2026 if Dr. Thackray remained in service with the Company through the applicable vesting date (with an aggregate value of $907,772 as of her separation date). Dr. Thackray and the Company also entered into the Thackray Consulting Agreement, pursuant to which Dr. Thackray provided transition services to the Company in exchange for fixed monthly payments of $12,500 through December 31, 2025. For the duration of the Thackray Consulting Agreement, Dr. Thackray’s outstanding vested equity awards remained in full force and effect, and her outstanding unvested equity awards continued to vest in accordance with the original vesting schedule applicable to such awards (with an aggregate value of $1,043,425). The Thackray Consulting Agreement also provided for Dr. Thackray’s vested option awards to remain outstanding and exercisable for a period of 180 days commencing with the termination date of the Thackray Consulting Agreement (with an aggregate value of $473,052).
CEO Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our former CEO, Mr. Stonehouse, to the median of the annual total compensation of our other employees. We determined our median employee based on 2025 annual base salary and 2025 cash incentive awards for each of our 435 employees (excluding our former CEO) as of December 31, 2025. Of these 435 employees, 409 employees are located in the United States and 26 employees are located outside the United States. No foreign employees were excluded in the process of identifying our median employee. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable yearly average exchange rates published by the Internal Revenue Service, and we did not make any cost-of-living adjustment.
The annual total compensation of our median employee (other than our former CEO) for 2025, calculated in accordance with Item 402(c)(2)(x) under Regulation S-K, was $314,234. As disclosed in the Summary Compensation Table included in this Proxy Statement, our former CEO’s annual total compensation for 2025 was $12,951,082. Based on the foregoing, the ratio of the 2025 annual total compensation of our CEO to the median of the annual total compensation of all other employees was 41 to 1. While Mr. Stonehouse was not awarded any equity awards in 2025 given his retirement at the end of the year, his compensation includes the incremental fair value associated with the extended exercise period of certain vested stock option awards, calculated in accordance with FASB ASC Topic 718, resulting in a higher than typical pay ratio. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section above.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non- PEO NEOs ($)(2)	Total Stockholder Return ($)(4)	Peer Group Total Stockholder Return ($)(5)	Net Income (Loss) ($ in thousands)(6)	ORLADEYO Sales ($ in thousands)(7)
2025	12,951,082	1,156,865	5,694,562	3,085,709	104.70	200.89	263,861	596,123
2024	8,317,286	10,979,333	3,368,257	4,160,611	100.94	156.19	(88,881)	434,090
2023	4,777,778	(3,691,891)	1,963,725	(1,232,421)	80.40	143.88	(226,539)	323,812
2022	6,982,994	4,009,070	2,568,935	1,452,633	154.09	138.51	(247,116)	249,689
2021	7,061,225	17,053,230	4,523,739	7,254,142	185.91	124.39	(184,062)	121,865
______________________
(1)These amounts represent the amounts reported for our former CEO, Jon P. Stonehouse (our principal executive officer (“PEO”) for the years reported), in the “Total” column of the Summary Compensation Table in each applicable year.
(2)These amounts represent the amount of “compensation actually paid” to Mr. Stonehouse and the average “compensation actually paid” to the Company’s other NEOs (as described in footnote (3)) as a group, as computed in accordance with Item 402(v) of Regulation S-K, and do not reflect the total compensation actually realized or received by Mr. Stonehouse or the other NEOs. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid	Mr. Stonehouse 2025 ($)	Average Non-PEO NEOs 2025 ($)
Summary Compensation Table Total	12,951,082	5,694,562
(Less), value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(11,132,458)	(4,570,606)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	—	3,488,948
Plus (less), year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	(147,043)	(22,953)
Plus (less), change in fair value from the end of the prior year to the vesting date of equity awards granted in prior years that vested in the year	(514,716)	(673,024)
Less, prior year-end fair value for any equity awards forfeited in the year	—	(831,219)
Compensation Actually Paid	1,156,865	3,085,709
(3)These amounts represent the average of the amounts reported for the Company’s named executive officers (referred to as “NEOs” in this section) as a group (excluding Mr. Stonehouse) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2025, Mr. Doyle, Mr. Ghias, Dr. Thackray, Ms. Barnes, and Mr. Gayer; (ii) for 2024 and 2023, Mr. Doyle, Dr. Thackray, Ms. Barnes, and Mr. Gayer; (iii) for 2022, Mr. Doyle, Dr. Thackray, Ms. Barnes, Mr. Gayer, Yarlagadda S. Babu, Ph.D., the Company’s Chief Discovery Officer, and William P. Sheridan, MBBS, the Company’s Chief Development Officer; and (iv) for 2021, Mr. Doyle, Dr. Thackray, Dr. Babu, Dr. Sheridan, and Megan T. Sniecinski, the Company’s former Chief Business Officer. Refer to the “2024 Summary Compensation Table,” “2023 Summary Compensation Table,” “2022 Summary Compensation Table” and “2021 Summary Compensation Table” in our proxy statements for our 2025, 2024, 2023, and 2022 annual stockholder meetings, respectively, for additional information regarding our NEOs for 2024, 2023, 2022 and 2021, respectively.
(4)Total Stockholder Return (TSR) measures the change in a $100 investment in our Common Stock based on its closing price of $7.45 on December 31, 2020 and the closing share price of our Common Stock at the end of each fiscal year shown.

(5)The peer group used for this purpose is the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks.
(6)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(7)Item 402(v)(2)(vi) of Regulation S-K requires that we designate a “Company-Selected Measure,” which, in our assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the “Pay Versus Performance” table) used to link “compensation actually paid” to our NEOs, for the most recently completed fiscal year, to Company performance. For these purposes, we have selected ORLADEYO sales. The numbers in this column represent product sales of ORLADEYO and do not include royalty revenue from sales of ORLADEYO in Japan by our collaborative partner, Torii Pharmaceutical Co., Ltd. ORLADEYO is an oral, once-daily therapy discovered and developed by us for the prevention of hereditary angioedema attacks. It was first approved by the U.S. Food and Drug Administration in December 2020, and we began shipping it to patients with a prescription in the United States that same month.
Description of Certain Relationships between Information Presented in the Pay Versus Performance Table
As described in more detail in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program reflects a variable-pay-for-performance philosophy. It is based on market best practices and is designed to ensure that it is appropriately risk-based and competitive with similar companies in our industry. The Company’s primary objectives for our executive compensation program are described on page 29 of the “Compensation Discussion and Analysis,” and the pre-established corporate objectives used to determine the variable component of executive compensation for 2025 (i.e., cash bonus under the AIP and 2025 long-term equity grants) are described on page 33. While the Company uses several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the “Pay Versus Performance” table above. Further, not all of the Company’s performance measures are “financial performance measures” as defined above in note 7 to the “Pay Versus Performance” table. For example, as a growing commercial-stage biotechnology company with the goal of developing first-in-class or best-in-class oral small-molecule and injectable protein therapeutics, some of our performance measures relate to developments in the Company’s product pipeline and to building a robust and adaptable organization. The Company generally seeks to incentivize long-term performance of the Company as a whole and, therefore, does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year, which can be impacted in large part by changes in stock price. The Compensation Committee does not consider the information presented in this “Pay Versus Performance” section when making determinations regarding executive compensation.
In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance” table.
Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

Compensation Actually Paid vs. TSR
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
Compensation Actually Paid
$400
$350
$300
$250
$200
$150
$100
$50
$-
$(50)
Cumulative TSR (value of initial $100 investment)
$186
$124
$154
$139
$144
$80
$156
$101
$201
$105
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
BioCryst TSR
Peer Group TSR

Compensation Actually Paid and Net Income (Loss)

Compensation Actually Paid vs. Net Income (Loss)
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
Compensation Actually Paid
300.0
200.0
100.0
-
(100.0)
(200.0)
(300.0)
Net Income (Loss) (millions)
$(184.1)
$(247.1)
$(226.5)
$(88.9)
$263.9
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
Net Income (Loss)

Compensation Actually Paid and ORLADEYO Sales

Compensation Actually Paid vs. ORLADEYO Sales
Compensation Actually Paid
ORLADEYO Sales (millions)
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
$650.0
$600.0
$550.0
$500.0
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$121.9
$249.7
$323.8
$434.1
$596.1
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
ORLADEYO Sales

Performance Measures
As disclosed above under “Description of Certain Relationships between Information Presented in the Pay Versus Performance Table,” the Company uses several performance measures to align executive compensation with Company performance, not all of which are presented in the “Pay Versus Performance” table. These performance measures include the pre-established corporate objectives for 2025, as described in the “Compensation Discussion and Analysis” section, and reflect the Company’s variable pay-for-performance philosophy. As a growing company that engages heavily in research and development, the majority of our corporate objectives were not “financial performance measures,” as defined by SEC rules. However, they did include a financial performance measure for ORLADEYO sales and a financial performance measure related to positive earnings per share. Accordingly, the most important financial performance measures used by the Company to link executive “compensation actually paid” to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance is as follows:
•ORLADEYO sales; and
•Earnings per share.
In addition to our financial performance measures, the Company views stock price as a key driver of value for all of our equity awards and, in particular, the stock options, which have no value unless the stock price appreciates from the date of grant.

2025 DIRECTOR COMPENSATION
The following table provides information related to the compensation of our non-employee directors during fiscal 2025. Mr. Stonehouse and Dr. Milne began their service as non-employee directors on January 1, 2026 and January 23, 2026, respectively, and as such, are not included in the table below.

Name	Fees Earned ($)		Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Total ($)
George B. Abercrombie(5)	30,598		—	—	30,598
Stephen J. Aselage(5)	33,475		—	—	33,475
Steven R. Frank(6)	29,835	(7)	146,663	219,991	396,489
Steven K. Galson, M.D., MPH	60,588		130,000	194,996	385,584
Theresa M. Heggie	76,704		130,000	194,996	401,700
Nancy J. Hutson, Ph.D.(8)	103,817		225,500	353,569	682,886
Alan G. Levin	72,500		130,000	194,996	397,496
Amy E. McKee, M.D.	65,000	(7)	130,000	194,996	389,996
Vincent J. Milano	78,699	(7)	130,000	194,996	403,695
A. Machelle Sanders	60,257		130,000	194,996	385,253
______________________
(1)Each non-employee director serving at the time of the Company’s 2025 annual meeting of stockholders received an automatic annual grant of RSUs under the Stock Incentive Plan, in accordance with the terms of the Company’s Director Compensation Policy, as amended, for 12,500 shares of Common Stock, which RSUs vest on the 12-month anniversary of the grant date, subject to the terms of the Stock Incentive Plan. As discussed in Note (6) below, Mr. Frank also received an automatic initial grant of 1,866 RSUs on May 2, 2025, the effective date of his appointment to the Board. As of December 31, 2025, each non-employee director serving as of that date other than Mr. Frank had RSUs covering 12,500 shares of Common Stock. As of December 31, 2025, Mr. Frank had RSUs covering 14,366 shares of Common Stock.
(2)The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of RSUs pursuant to the Stock Incentive Plan granted in 2025, calculated based on the closing price of our Common Stock as reported by Nasdaq on June 12, 2025 (the date of the annual grant) of $10.40 and May 2, 2025 (the date of Mr. Frank’s new director grant as discussed in Note (6) below) of $8.93.
(3)Each non-employee director serving at the time of the Company’s 2025 annual meeting of stockholders received an automatic annual grant of stock options under the Stock Incentive Plan, in accordance with the terms of the Company’s Director Compensation Policy, as amended, to purchase 27,181 shares of Common Stock, which options vest on the 12-month anniversary of the grant date, subject to the terms of the Stock Incentive Plan. As discussed in Note (6) below, Mr. Frank also received an automatic initial grant of 4,079 options on May 2, 2025, the effective date of his appointment to the Board. As of December 31, 2025, each non-employee director had options outstanding to purchase the following number of shares: Mr. Abercrombie: 109,094; Mr. Aselage: 254,027; Mr. Frank: 31,260; Dr. Galson: 206,208; Ms. Heggie: 216,208; Dr. Hutson: 256,208; Mr. Levin: 241,208; Dr. McKee: 199,541; Mr. Milano: 212,875; and Ms. Sanders: 172,875.
(4)The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock options pursuant to the Stock Incentive Plan granted in 2025. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2025, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026.
(5)Mr. Abercrombie and Mr. Aselage concluded their service on the Board as of the Company’s 2025 annual meeting of stockholders.
(6)Options and RSUs are granted to new directors automatically under the Stock Incentive Plan, in accordance with the terms of the Company’s Director Compensation Policy, as amended, at the time they become a director. Mr. Frank joined the Board, effective May 2, 2025, and received automatic new director grants under the Stock Incentive Plan, in accordance with the terms of the Company’s Director Compensation Policy, as amended, for 1,866 RSUs and 4,079 stock options. The initial option grant vests, subject to the terms of the Stock Incentive Plan, in 36 equal monthly installments over a three-year period measured from the grant date. The initial RSU grant vests, subject to the terms of the Stock Incentive Plan, in three equal annual installments beginning on the 12-month anniversary of the grant date.
(7)As of our 2024 annual meeting of stockholders, Mr. Milano elected to receive 50% of his cash retainer in the form of shares of our Common Stock in lieu of cash. As of Mr. Frank’s appointment to the Board, effective May 2, 2025, Mr. Frank elected to receive 100% of his cash retainer in the form of shares of our Common Stock in lieu of cash. As of our 2025 annual meeting of stockholders, Mr. Frank, Dr. McKee, and Mr. Milano elected to receive 100%, 50%, and 50% of his or her respective cash retainers in the form of shares of our Common Stock in lieu of cash. Accordingly, in 2025, the Company issued the following number of shares of Common Stock in lieu of cash retainers: to Mr. Frank, 2,220 shares in lieu of $29,835 of cash; to Dr. McKee, 1,673 shares in lieu of $13,125 of cash; and to Mr. Milano, 4,160 shares in lieu of $23,100 of cash.
(8)In connection with her retirement from the Board, the vesting of Dr. Hutson’s unvested RSUs and stock options was fully accelerated, effective as of January 23, 2026. Amounts reflected in the Stock Awards and Option Awards columns for Dr. Hutson also include the incremental fair value, calculated in accordance with FASB ASC Topic 718, resulting from such acceleration, which was approved by the Board on December 9, 2025.
Narrative to Director Compensation Table
Directors who are employees of the Company do not receive any additional compensation for their services as a director. Non-employee directors of the Company receive compensation for their services as a director in accordance with the terms of the Company’s Director Compensation Policy and the Stock Incentive Plan. The Director Compensation Policy was originally adopted by the Board on April 18, 2022 and amended and restated by the Board on April 21, 2025, and may be further revised or amended by the Board in its discretion; provided, however, that, in accordance with the terms of the Stock Incentive Plan, the aggregate grant date fair value of all awards granted under the Stock Incentive Plan during any calendar year to any non-employee director (excluding any awards granted at the election of the director in lieu of all or any portion of cash retainers or fees otherwise payable to the director in cash), together with the amount of any cash fees or retainers paid to such director during such calendar year with respect to the director’s service as a non-employee director, cannot exceed $750,000 (or, for a non-employee director who first joins the Board, $1,000,000).
Cash Retainer Fees
Non-employee directors receive an annual cash retainer fee consisting of four equal installment payments paid in arrears on a quarterly basis. Annual retainers are also paid in arrears to members of Board committees and committee Chairs on a quarterly basis. Directors are also reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. The annual retainer fee in 2025 was $45,000 ($80,000 for the Chair). Fees are not paid for attending committee meetings. The 2025 annual retainers for committee members and Chairs remained the same as in 2024 and are as follows:

Committee	Member Retainer	Chair Retainer
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Commercialization Committee	$7,500	$15,000
Finance Committee	$7,500	$15,000
Science Committee	$7,500	$15,000
Corporate Governance and Nominating Committee	$5,000	$10,000
Directors are given the opportunity to elect to receive, in lieu of cash retainers, a number of shares of our Common Stock equivalent in value to the Board retainer earned by such director. Directors can elect to receive either 50% or 100% of their Board retainer (excluding any committee retainers) in the form of Common Stock. These shares are distributed four times a year, in line with the quarterly cash retainer payments. The number of shares to be distributed is determined using the closing price of our Common Stock on the last business day of the applicable three-month period. Elections to receive Company shares in lieu of cash for a year shall be made as of the date of each annual meeting of the Company’s stockholders, effective until the subsequent annual meeting.
Equity Compensation
New directors who join the Board are eligible to receive an initial equity grant equal to $500,000 upon their appointment to the Board, prorated based on the date of appointment relative to the Company’s annual meeting of stockholders and, prior to April 21, 2025, payable 70% in stock options and 30% in RSUs. In addition, on the date of each annual meeting of the Company’s stockholders, continuing directors are eligible to receive an equity grant equal to $325,000, which was payable 70% in stock options and 30% in RSUs prior to April 21, 2025. On April 21, 2025, the Board approved an Amended and Restated Director Compensation Policy. Under the terms of the Amended and Restated Director Compensation Policy, initial equity grants for new directors and annual equity grants for continuing directors are now payable 60% in stock options and 40% in RSUs.
Initial equity grants in the form of options vest in 36 equal monthly installments, and initial equity grants in the form of RSUs vest in three equal annual installments, in each case over a three-year period measured from the grant date, subject to the terms of the Stock Incentive Plan. Annual equity grants vest on the 12-month anniversary of the grant date, subject to the terms of the Stock Incentive Plan. Following a grantee’s cessation of Board service for any reason, each stock option vested at the time of cessation of Board service will remain exercisable for the remainder of the ten-year term of that option.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the SEC, for inclusion in this Proxy Statement.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with the Company’s management the internal audit plan for the year ended December 31, 2025. Furthermore, the Audit Committee reviewed and discussed with the Company’s management and Ernst and Young LLP the evaluation of the Company’s design and functioning of its internal control over financial reporting, including the required Section 404 testing undertaken by Company management and Ernst and Young LLP with respect to the Company’s internal control over financial reporting. The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence. The Audit Committee also considered the compatibility of non-audit services with Ernst & Young LLP’s independence.
The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee regularly meets with Ernst & Young LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee and the Board approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025 and has approved the retention of Ernst & Young LLP as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2026.
The Audit Committee currently consists of Mr. Levin, as Chair, Ms. Heggie, and Mr. Milano.
Alan G. Levin, Chair of the Committee
Theresa M. Heggie
Vincent J. Milano

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Except as otherwise indicated in the notes to the table, the following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of April 13, 2026, by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than five percent of our Common Stock. Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
5% Stockholders
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,730,939	(3)	8.2%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	17,483,490	(4)	6.9%
RA Capital Healthcare Fund, L.P. 200 Berkeley Street, 18th Floor Boston, MA 02116	15,302,186	(5)	6.0%
Deerfield Partners, L.P. 345 Park Avenue South, 12th Floor New York, NY 10010	14,341,000	(6)	5.6%
Directors and Named Executive Officers
Steven R. Frank	46,313	(7)	*
Steven K. Galson, M.D., MPH	277,079	(8)	*
Theresa M. Heggie	231,627	(9)	*
Alan G. Levin	305,479	(10)	*
Amy E. McKee, M.D.	241,973	(11)	*
Vincent J. Milano	304,942	(12)	*
Jill C. Milne, Ph.D.	6,074	(13)	*
A. Machelle Sanders	203,517	(14)	*
Jon P. Stonehouse	5,516,462	(15)	2.1%
Charles K. Gayer	1,170,391	(16)	*
Anthony J. Doyle	198,917	(17)	*
Babar Ghias	—		*
Helen M. Thackray, M.D.	1,044,618	(18)	*
Alane P. Barnes	1,295,128	(19)	*
All current executive officers and directors as a group (14 persons)	9,981,994	(20)	3.8%
______________________
(*)Less than one percent.
(1)Gives effect to the shares of Common Stock each indicated stockholder has the right to acquire as of April 13, 2026 or within 60 days from that date through the exercise of options and other rights beneficially held by such stockholder on that date.
(2)Ownership percentage is reported based on 254,105,895 shares of Common Stock issued and outstanding on April 13, 2026, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of April 13, 2026 or within 60 days from that date through the exercise of options and other rights.
(3)From Schedule 13G/A filed with the SEC on November 7, 2024 indicating that 20,730,939 shares of Common Stock are held by The Vanguard Group as of October 31, 2024. The Vanguard Group may be deemed to have shared power to vote or to direct the vote of 380,460 shares of Common Stock, sole power to dispose or to direct the disposition of 20,140,642 shares of Common Stock, and shared power to dispose or to direct the disposition of 590,297 shares of Common Stock. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over the Company’s securities beneficially owned by various subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis).

(4)From Schedule 13G/A filed with the SEC on April 17, 2025 indicating that 17,483,490 shares are held by BlackRock, Inc. and certain subsidiaries as of March 31, 2025. No such subsidiary has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, more than five percent of our Common Stock. BlackRock, Inc. may be deemed to have sole power to vote or to direct the vote of 17,252,025 shares of Common Stock and sole power to dispose or to direct the disposition of 17,483,490 shares of Common Stock.
(5)From Schedule 13G filed with the SEC on November 12, 2025 indicating that 15,302,186 shares of Common Stock are held by RA Capital Healthcare Fund, L.P. (the “Fund”) as of November 4, 2025. RA Capital Management, L.P. (“RA Capital”) serves as investment adviser for the Fund and may be deemed a beneficial owner of such shares of Common Stock held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including such 15,302,186 shares of Common Stock. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of such shares. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any shares of Common Stock beneficially owned by RA Capital. The Fund, RA Capital, Dr. Kolchinsky, and Mr. Shah may be deemed to have shared power to vote or to direct the vote and to dispose or to direct the disposition of all such 15,302,186 shares of Common Stock. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the 15,302,186 shares of Common Stock reported.
(6)From Schedule 13G/A filed with the SEC on February 12, 2026 indicating that 14,341,000 shares of Common Stock are held of record by Deerfield Partners, L.P. (“Deerfield Partners”) as of December 31, 2025. Deerfield Partners may be deemed to have shared power to vote or to direct the vote and to dispose or to direct the disposition of all such shares of Common Stock. Deerfield Mgmt, L.P., as the general partner of Deerfield Partners, Deerfield Management Company, L.P., as the investment advisor for Deerfield Partners, and James E. Flynn may be deemed to beneficially own, and to have shared voting and dispositive power over, such shares.
(7)Includes (i) 28,654 shares issuable to Mr. Frank upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 13,122 shares issuable to Mr. Frank upon vesting of RSUs within 60 days from April 13, 2026.
(8)Includes (i) 206,208 shares issuable to Dr. Galson upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 12,500 shares issuable to Dr. Galson upon vesting of RSUs within 60 days from April 13, 2026.
(9)Includes (i) 166,275 shares issuable to Ms. Heggie upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 12,500 shares issuable to Ms. Heggie upon vesting of RSUs within 60 days from April 13, 2026.
(10)Includes (i) 241,208 shares issuable to Mr. Levin upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 12,500 shares issuable to Mr. Levin upon vesting of RSUs within 60 days from April 13, 2026.
(11)Includes (i) 199,541 shares issuable to Dr. McKee upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 12,500 shares issuable to Dr. McKee upon vesting of RSUs within 60 days from April 13, 2026.
(12)Includes (i) 212,875 shares issuable to Mr. Milano upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 12,500 shares issuable to Mr. Milano upon vesting of RSUs within 60 days from April 13, 2026.
(13)Includes (i) 2,964 shares issuable to Dr. Milne upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date.
(14)Includes (i) 172,875 shares issuable to Ms. Sanders upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 12,500 shares issuable to Ms. Sanders upon vesting of RSUs within 60 days from April 13, 2026.
(15)Includes 4,479,812 shares issuable to Mr. Stonehouse upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date.
(16)Includes 805,771 shares issuable to Mr. Gayer upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date.
(17)Includes 198,917 shares held by Mr. Doyle as of April 9, 2025, the effective date of Mr. Doyle’s separation from the Company, based on Company records.
(18)Includes 161,618 shares held by Dr. Thackray as of September 1, 2025, the effective date of Dr. Thackray’s separation from the Company, based on Company records, and 883,000 shares issuable to Dr. Thackray upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date.
(19)Includes 1,147,150 shares issuable to Ms. Barnes upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date.
(20)Includes (i) 7,992,833 shares issuable to all of our current executive officers and directors upon exercise of stock options that are exercisable as of April 13, 2026 or within 60 days from that date and (ii) 88,122 shares issuable to our directors upon vesting of RSUs within 60 days from April 13, 2026.

STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be received by the Company by December 24, 2026 to be considered for inclusion in our Proxy Statement relating to such meeting. Proposals for inclusion in the Proxy Statement must comply with the Exchange Act, including Rule 14a-8.
A stockholder must notify the Company of any proposal (including director nominations) that the stockholder intends to present, other than by inclusion in our proxy materials, at our 2027 Annual Meeting. To be timely, the notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices no earlier than February 11, 2027 and no later than March 13, 2027. In order for the proposal to be eligible for consideration at the 2027 Annual Meeting, the notice must include the information required by the Company’s By-Laws (which includes the information required by Exchange Act Rule 14a-19(b)), including, with respect to director nominations, specific information regarding both the stockholder making the nomination and the director nominee. These dates and notice requirements also apply to any stockholder nominations for directors to be included on a universal proxy card for election at our 2027 Annual Meeting.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report,” the “Compensation Committee Report,” and the “Pay Versus Performance” disclosures contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this Proxy Statement.
OTHER MATTERS
Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.
GENERAL INFORMATION
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports. This means that only one copy of the one-page notice regarding the Internet availability of proxy materials may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703, (919) 859-1302. If you prefer to receive separate copies of the one-page notice regarding the Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.
Stockholders may obtain a copy of the Notice of Annual Meeting, Proxy Statement, Form of Proxy, and our Annual Report on Form 10-K, free of charge, by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Alane P. Barnes, Chief Legal Officer and Corporate Secretary
Durham, North Carolina
April 23, 2026

ANNEX A
BIOCRYST PHARMACEUTICALS, INC.
STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF APRIL 20, 2026)
ARTICLE ONE
GENERAL PROVISIONS
I.PURPOSES OF THE PLAN
A.This Stock Incentive Plan (the “Plan”), formerly the “BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan,” is intended to promote the interests of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by providing a method whereby (i) employees (including officers and directors) of the Company (or its parent or subsidiary corporations), (ii) non-employee members of the board of directors of the Company (the “Board”) (or of any parent or subsidiary corporations) and (iii) consultants and other independent contractors who provide valuable services to the Company (or any parent or subsidiary corporations) may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or any parent or subsidiary corporations).
B.For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:
(i)Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(ii)Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
C.The Plan, as amended and restated, was approved and adopted by the Board, effective on April 20, 2026, in order to increase by 7,000,000 the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), available for issuance under the Plan, subject to approval by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on June 11, 2026, and to make certain other changes.
II.STRUCTURE OF THE PLAN
A.The Plan shall be divided into three separate equity programs:
(i)the Discretionary Option Grant Program specified in Article Two, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,
(ii)the Stock Issuance Program specified in Article Three, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly or through the issuance of restricted stock units (“RSUs”) that provide for the issuance of shares of Common Stock if the applicable vesting criteria are satisfied, and
(iii)the Director Grant Program specified in Article Four, pursuant to which non-employee members of the Board may receive grants of awards.
B.Unless the context clearly indicates otherwise, the provisions of Articles One and Five of the Plan shall apply to all equity programs under the Plan and shall accordingly govern the interests of all individuals under the Plan.
III.ADMINISTRATION OF THE PLAN
A.The Plan shall be administered by the Committee who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, a properly constituted committee or the Board itself (the administrator is referred to herein as the “Committee” or the “Plan Administrator”). Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and any such award shall be subject to the form of award agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary or affiliate, and/or to one or more agents.
B.Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are grantees, to which of such grantees, if any, awards shall be granted hereunder and the timing of any such awards; (iii) to grant awards to grantees and determine the terms and conditions thereof, including the number of shares of Common Stock subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which constitute a Change in Control to the extent permitted hereunder), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award; (v) to prescribe and amend the terms of the agreements or other documents evidencing awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by grantees under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Article One; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any award granted hereunder, and to make exceptions to any such provisions for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.
C.All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any award granted hereunder, shall be final and binding on all grantees, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
D.The Committee may delegate all or a portion of their duties hereunder to one or more individuals or committees. Any reference to the Committee or the Plan Administrator shall refer to such individual(s) or committee(s) to the extent of such delegation.
IV.ELIGIBILITY
A.The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs shall be limited to the following:
(i)officers and other employees of the Company (or its parent or subsidiary corporations);
(ii)individuals who are consultants or independent advisors and who provide valuable services to the Company (or its parent or subsidiary corporations); and
(iii)non-employee members of the Board (or of the board of directors of parent or subsidiary corporations), subject to the limits set forth in Section II.A. of Article Four.
B.Only Board members who are not employees of the Company (or any parent or subsidiary) shall be eligible to receive grants pursuant to the Director Grant Program specified in Article Four.
C.The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority to determine (i) whether to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program, (ii) which eligible persons are to receive option grants under the Discretionary Option Grant Program, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or a non-statutory option not intended to meet such requirements, the time or times when each such option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which such option is to remain outstanding, and (iii) which eligible persons are to receive stock issuances under the Stock Issuance Program, the time or times when such issuances are to be made, the number of shares to be issued to each grantee, the vesting schedule (if any) applicable to the shares and the consideration for such shares.
V.STOCK SUBJECT TO THE PLAN
A.Shares of the Company’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan, as amended and restated, shall not exceed 88,090,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. The total number of shares available under the Plan, as amended and restated, as of April 20, 2026 is 61,000,333. This amount consists of 46,287,133 shares reserved for awards already issued, 7,713,200 shares of Common Stock available for future issuance under the Plan, and the increase of 7,000,000 shares of Common Stock authorized by the Board (subject to approval by the Company’s stockholders at the Annual Meeting of Stockholders on June 11, 2026).
B.In no event shall the number of shares of Common Stock for which any one individual participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances and RSUs exceed 1,500,000 shares of Common Stock in the aggregate in any calendar year. For purposes of such limitation, however, no stock options granted prior to the date the Common Stock was first registered under Section 12 of the 1934 Act (the “Section 12(g) Registration Date”) shall be taken into account.
C.Should an outstanding option under this Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants or direct stock issuances or RSUs under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the original issue price paid per share, pursuant to the Company’s repurchase rights under the Plan, or shares underlying terminated RSUs, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances or RSUs under the Plan. However, shares subject to an award under the Plan may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an option exercise. Shares of Common Stock subject to any option surrendered for an appreciation distribution under Section IV of Article Two or Section II.B.1.(iv) of Article Four shall not be available for subsequent issuance under the Plan.
D.In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances and RSUs under the Plan from and after the Section 12(g) Registration Date, (iii) the number and/or class of securities and price per share in effect under each outstanding option and stock appreciation right under the Plan, (iv) the number and/or class of securities in effect under each outstanding direct stock issuance and RSU under the Plan, and (v) the number and/or class of securities for which grants are subsequently to be made per non-employee Board member under the Director Grant Program. The purpose of such adjustments shall be to preclude the enlargement or dilution of rights and benefits under the Plan.
E.The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:
(i)If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported on the Nasdaq National Market, the Nasdaq Global Select Market or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.
(ii)If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
(iii)If the Common Stock is at the time neither listed nor admitted to trading on any securities exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.
VI.MINIMUM VESTING
Notwithstanding any other provision of this Plan to the contrary, in no event shall any award granted pursuant to this Plan vest prior to the twelve (12)-month anniversary of the date of grant, other than in connection with the grantee’s death or permanent disability or, to the extent permitted hereunder, in connection with a Change in Control (provided that this limitation shall not apply with respect to up to five percent (5%) of the shares of Common Stock available for issuance under this Plan following approval of the Plan at the Company’s Annual Meeting of Stockholders on June 11, 2026). The minimum vesting period set forth in this Section VI may not be waived or superseded by any provision in an award or other agreement.
ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM
I.TERMS AND CONDITIONS OF OPTIONS
Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.
A.Option Price.
1.The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.
2.The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section IV of this Article Two and the instrument evidencing the grant, be payable through one of the following methods (or a combination thereof):
(i)full payment in cash or check drawn to the Company’s order;
(ii)full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);
(iii)full payment through a “net settlement” procedure pursuant to which the Company shall withhold shares of Common Stock issuable in connection with the exercise of the option with a fair market value equal to the exercise price and, if elected by the optionee, all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such exercise;
(iv)full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(v)such other method as permitted by the Plan Administrator, including any combination of the foregoing.
For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.
B.Term and Exercise of Options.
Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death and, for the avoidance of doubt, may not be transferred to a third party for cash or other value. However, the Plan Administrator shall have the discretion to provide that a non-statutory option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime either (i) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
C.Termination of Service.
1.Except to the extent otherwise provided pursuant to Section V of this Article Two or pursuant to an applicable award agreement, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.
(i)Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding vested option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service. However, should optionee die during the three (3)-month period following his or her cessation of Service, the personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.
(ii)In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Code), then the period for which each outstanding vested option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.
(iii)Should the optionee, after completing five (5) full years of Service, die while in Service, then the exercisability of each of his or her outstanding options shall automatically accelerate so that each such option shall become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. The personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.
(iv)In the event such Service terminates by reason of death prior to the optionee obtaining five (5) full years of Service, then the period for which each outstanding vested option held by the optionee at the time of death shall be exercisable by the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall be limited to the twelve (12)-month period following the date of the optionee’s death.

(v)Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.
(vi)Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the optionee’s cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.
(vii)Should (i) the optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be exercisable.
2.The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee’s cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.
3.For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):
(i)The optionee shall be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless the agreement evidencing the applicable option grant specifically states otherwise.
(ii)The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.
D.Stockholder Rights.
An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares. Without limitation, an optionee shall not have any right to receive dividends with respect to an unexercised option.
E.No Repricing.
No option or stock appreciation right may be repriced, regranted through cancellation, including cancellation in exchange for cash or other awards, or otherwise amended to reduce its option price or exercise price (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as permitted under this Plan) without the approval of the stockholders of the Company.
F.Repurchase Rights.
The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Company in accordance with the following provisions:
1.The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.
2.All of the Company’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.
3.The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee’s cessation of Service, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.
II.INCENTIVE OPTIONS
The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.
A.Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.
B.10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.
C.Termination of Employment. Any portion of an Incentive Option that remains outstanding (by reason of the optionee remaining in the Service of the Company, pursuant to the Plan Administrator’s exercise of discretion under Section V of this Article Two, or otherwise) more than 3 months following the date an optionee ceases to be an Employee of the Company shall thereafter be exercisable as a non-statutory option under federal tax laws.
Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.
III.CORPORATE TRANSACTIONS/CHANGES IN CONTROL
A.For purposes of this Section III (and for all other purposes under the Plan), a Corporate Transaction shall be deemed to occur in the event of:
1.a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,
2.the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or
3.any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.
B.Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Two shall fully vest, terminate and cease to be outstanding, except to the extent continued or assumed (as applicable) by the Company or the successor corporation or its parent company. The Plan Administrator shall have complete discretion to provide, on such terms and conditions as it sees fit, for a cash payment to be made to any optionee on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as of the date of the Corporate Transaction, over (B) the aggregate exercise price of the option.

C.Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. Any such options that are so continued or assumed in connection with a Corporate Transaction shall be treated as follows: if the grantee’s employment is terminated by the Company without Cause or the grantee resigns due to a Constructive Termination, in either case within the ninety (90) day period preceding or the two (2) year period following the Corporate Transaction, the exercisability of such option shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate; provided, however, that if the Company, the acquiror or successor refuses to continue (or, as applicable, assume) the option in connection with the Corporate Transaction, the exercisability of such option under this Article Two shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate upon the occurrence of such Corporate Transaction.
D.The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
E.In the event of a Change in Control: if the grantee’s employment is terminated by the Company without Cause or the grantee resigns due to a Constructive Termination, in either case within the ninety (90) day period preceding or the two (2) year period following the Change in Control, the exercisability of the grantee’s options shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate; provided, however, that if the acquiror or successor refuses to assume the option in connection with the Change in Control, the exercisability of such option under this Article Two shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate upon the occurrence of such Change in Control. In the event that the acquiror or successor refuses to assume the option in connection with the Change in Control, the Plan Administrator shall have complete discretion to provide, on such terms and conditions as it sees fit, for a cash payment to be made to any optionee on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as of the date of the Change in Control, over (B) the aggregate exercise price of the option.
F.For purposes of this Section III (and for all other purposes under the Plan), a Change in Control shall be deemed to occur in the event:
1.any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or
2.there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.
G.Unless terminated in accordance with Section III.B of this Article Two above, all options accelerated in connection with the Corporate Transaction or Change in Control (either at the time of the Corporate Transaction or Change in Control or as otherwise provided in this Section III) shall remain fully exercisable until the expiration or sooner termination of the option term.
H.The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

I.For purposes of this Article Two and for purposes of Article Three:
1.“Cause” means, unless otherwise provided in the applicable award agreement, the Company’s termination of the grantee’s employment for any of the following reasons: (i) failure or refusal to comply in any material respect with lawful policies, standards or regulations of the Company; (ii) a violation of a federal or state law or regulation applicable to the business of the Company; (iii) conviction or plea of no contest to a felony under the laws of the United States or any State; (iv) fraud or misappropriation of property belonging to the Company or its affiliates; (v) a breach in any material respect of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer; (vi) failure to satisfactorily perform the grantee’s duties after having received written notice of such failure and at least thirty (30) days to cure such failure; or (vii) misconduct or gross negligence in connection with the performance of the grantee’s duties.
2.“Constructive Termination” means, unless otherwise provided in the applicable award agreement, the grantee’s resignation of employment with the Company within ninety (90) days of the occurrence of any of the following: (i) a material reduction in the grantee’s responsibilities; (ii) a material reduction in the grantee’s base salary; or (iii) a relocation of the grantee’s principal office to a location more than 50 miles from the location of the grantee’s existing principal office.
IV.STOCK APPRECIATION RIGHTS
A.Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option granted under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares. The distribution may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall determine in its sole discretion.
B.The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.
C.Stockholder Rights. A stock appreciation right holder shall have no stockholder rights with respect to any shares covered by the stock appreciation right until such individual shall have exercised the stock appreciation right and received the acquired shares. Without limitation, a stock appreciation right holder shall not have any right to receive dividends with respect to a stock appreciation right.
V.EXTENSION OF EXERCISE PERIOD
The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee’s cessation of Service or death from the limited period in effect under Section I.C.1 of Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.
ARTICLE THREE
STOCK ISSUANCE PROGRAM
I.STOCK ISSUANCE TERMS
Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to RSUs, which are awards granted to eligible individuals that entitle them to shares of Common Stock (or cash in lieu thereof) in the future following the satisfaction of vesting conditions imposed by the Plan Administrator.
A.Vesting Provisions.
1.The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are to vest in one or more installments over the grantee’s period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue RSUs under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more Service and/or performance goals established by the Plan Administrator. Upon the attainment of such Service and/or performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those RSUs.
2.Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) issued by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, shall be issued or set aside with respect to the shares of unvested Common Stock granted to a grantee or subject to a grantee’s RSUs, subject to (i) the same vesting requirements applicable to the grantee’s unvested shares of Common Stock or RSUs, and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
3.The grantee shall have full stockholder rights with respect to any shares of Common Stock issued to the grantee under the Stock Issuance Program, whether or not the grantee’s interest in those shares is vested, except that the grantee shall not have dividend rights with respect to such shares prior to the vesting of such shares. However, the Plan Administrator may provide for a grantee to receive one or more dividend equivalents with respect to such shares, entitling the grantee to all regular cash dividends payable on such shares of Common Stock, which amounts shall be (i) subject to the same vesting requirements applicable to the shares of Common Stock granted hereunder, and (ii) payable upon vesting of the shares to which such dividend equivalents relate.
4.The grantee shall not have any stockholder rights with respect to any shares of Common Stock subject to an RSU. However, the Plan Administrator may provide for a grantee to receive one or more dividend equivalents with respect to such shares, entitling the grantee to all regular cash dividends payable on the shares of Common Stock underlying the RSU, which amounts shall be (i) subject to the same vesting requirements applicable to the shares of Common Stock underlying the RSU, and (ii) payable upon issuance of the shares to which such dividend equivalents relate.
5.Should the grantee cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the grantee shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the grantee for consideration paid in cash, the Company shall repay to the grantee the cash consideration paid for the surrendered shares.
6.Except as prohibited by the last sentence of Section VI of Article One, the Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the grantee’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the grantee’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the grantee’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
7.Outstanding RSUs under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the Service and/or performance goals established for such awards are not attained. The Plan Administrator, however, shall, except as prohibited by the last sentence of Section VI of Article One above, have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding RSUs as to which the designated Service and/or performance goals are not attained. Such authority may be exercised at any time, whether before or after the grantee’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
II.CORPORATE TRANSACTION/CHANGE IN CONTROL
A.All of the Company’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction, or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement, unless the Plan Administrator determines to waive such limitations.
B.Each award which is assigned in connection with (or is otherwise to continue in effect after) a Corporate Transaction shall be appropriately adjusted such that it shall apply and pertain to the number and class of securities issued to the grantee in consummation of the Corporate Transaction with respect to the shares granted to grantee under this Article Three.
C.In the event of a Change in Control, shares of restricted stock and RSUs shall be treated as follows: if the grantee’s employment is terminated by the Company without Cause or the grantee resigns due to a Constructive Termination, in either case within the ninety (90) day period preceding or the two (2) year period following the Change in Control, the vesting of such restricted stock and RSUs shall automatically accelerate (and all of the shares of Common Stock subject to such RSUs shall be issued to grantees), and the Company’s outstanding repurchase rights under this Article Three shall immediately terminate; provided, however, that if the acquiror or successor refuses to assume the shares of restricted stock or RSUs or substitute an award of equivalent value (as determined by the Committee in its discretion) in connection with the Change in Control, the vesting of such restricted stock or RSUs under this Article Three shall automatically accelerate (and all of the shares of Common Stock subject to such RSUs shall be issued to grantees). To the extent any shares of restricted stock or RSUs vest in whole or in part based on the achievement of performance criteria, the amount that shall vest in accordance with the proviso to the immediately-preceding sentence shall vest based on the higher of actual performance goal attainment through the date of the Change in Control or a prorated amount using target performance and based on the time elapsed in the performance period as of the date of the Change in Control.
III.STOCKHOLDER RIGHTS
A.Individuals who are granted shares of Common Stock pursuant to this Article Three shall be the owners of such shares for all purposes while holding such Common Stock, and may exercise full voting rights with respect to those shares at all times while held by the individuals. Individuals who have been granted RSUs shall have no voting rights with respect to Common Stock underlying RSUs unless and until such Common Stock is reflected as issued and outstanding shares on the Company’s stock ledger.
B.Individuals who are granted shares of Common Stock pursuant to this Article Three shall not have dividend rights with respect to such shares prior to the vesting of such shares. However, the Plan Administrator may provide for a grantee to receive one or more dividend equivalents with respect to such shares, entitling the grantee to all regular cash dividends payable on such shares of Common Stock, which amounts shall be (i) subject to the same vesting requirements applicable to the shares of Common Stock granted hereunder, and (ii) payable upon vesting of the shares to which such dividend equivalents relate.
IV.SHARE ESCROW / LEGENDS
Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the grantee’s interest in such shares vests or may be issued directly to the grantee with restrictive legends on the certificates evidencing those unvested shares.
ARTICLE FOUR
DIRECTOR GRANT PROGRAM
I.ELIGIBILITY
The individuals eligible to receive grants pursuant to the provisions of this Article Four shall be (i) those individuals who, after the effective date of this amendment and restatement, first become non-employee Board members, whether through appointment by the Board, election by the Company’s stockholders, or by continuing to serve as a Board member after ceasing to be employed by the Company, and (ii) those individuals already serving as non-employee Board members on the effective date of this amendment and restatement. As used herein, a “non-employee” Board member is any Board member who is not employed by the Company on the date in question.
II.TERMS AND CONDITIONS OF DIRECTOR GRANTS
A.Grants. Grants under this Article Four shall be made pursuant to a Director Compensation Policy adopted by the Board (the “Director Compensation Policy”) and may be in the form of non-statutory options, RSUs, shares of Common Stock, other awards issuable under the Plan or a combination thereof, as determined by the Committee. In no event shall the aggregate grant date fair value (calculated in accordance with FASB ASC Topic 718) of all awards granted under the Plan during any calendar year to any non-employee Board member (excluding any awards granted at the election of a non-employee Board member in lieu of all or any portion of cash retainers or fees otherwise payable to non-employee Board members in cash), together with the amount of any cash fees or retainers paid to such non-employee Board members during such calendar year with respect to such individual’s service as a non-employee Board member, exceed $750,000 (or, for a non-employee Board member who first joins the Board, $1,000,000).

B.Terms and Conditions of Grants.
1.Options.
(i)Term. Each option granted under this Article Four shall be exercisable at such time or times, during such period, and for such number of shares as shall be set forth in the Director Compensation Policy or as otherwise determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.
(ii)Option Price. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant. The option price shall become immediately due upon exercise of the option and shall, subject to Section II.B.1.(iv) of this Article Four and the instrument evidencing the grant, be payable in any manner set forth in Section I.A.2 of Article Two.
(iii)Non-Transferability. During the lifetime of the optionee, each option grant, together with any limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee, except to the extent such option or the limited stock appreciation right is assigned or transferred (i) by will or by the laws of descent and distribution following the optionee’s death, or (ii) during optionee’s lifetime either (A) as a gift in connection with the optionee’s estate plan to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (B) pursuant to a domestic relations order. The portion of any option assigned or transferred during optionee’s lifetime shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
(iv)Stock Appreciation Rights. With respect to each option granted under this Article Four, solely to the extent provided by the Plan Administrator in its sole discretion, each optionee shall have the right to surrender all or part of the option (to the extent not then exercised) in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the grantee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares. The distribution shall be made in shares of Common Stock valued at fair market value on the option surrender date.
(v)No Repricing. No option or stock appreciation right may be repriced, regranted through cancellation, including cancellation in exchange for cash or other awards, or otherwise amended to reduce its option price or exercise price (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as permitted under this Plan) without the approval of the stockholders of the Company.
2.Grants Generally.
(i)Stockholder Rights. The holder of an option grant under this Article Four shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares, and the holder of RSUs granted under this Article Four shall have none of the rights of a stockholder with respect to any shares subject to such RSUs until shares have been delivered in settlement thereof. Without limitation, a grantee shall not have any right to receive dividends with respect to an unexercised option or unsettled RSUs.
(ii)Corporate Transactions/Changes in Control. In connection with a Corporate Transaction or a Change in Control, grants under this Article Four shall be treated in the manner specified in Article Two (with respect to options) or Article Three (with respect to shares of Common Stock and RSUs), as applicable.

(iii)Subject to the terms of the Plan, the terms and conditions of the grants under this Article Four shall be determined by the Plan Administrator consistent with the Director Compensation Policy.
ARTICLE FIVE
PERFORMANCE GOALS
I.GENERAL
The Plan Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock or RSUs to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award hereunder. In addition, the Plan Administrator may specify that an award or a portion of an award shall be subject to measures based on one or more performance criteria selected by the Committee and specified at the time the award is granted. The Committee shall certify the extent to which any performance criteria have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award subject thereto. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an award may, to the extent specified in the applicable award agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
II.PERFORMANCE CRITERIA
For purposes of this Plan, performance criteria may include any one or more performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee (A) shall appropriately adjust any evaluation of performance under applicable performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under applicable performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or provisions affecting reported results; (iv) the adverse effect of work stoppages or slowdowns; (v) accruals for reorganization and restructuring programs; and (vi) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.
ARTICLE SIX
MISCELLANEOUS
I.AMENDMENT OF THE PLAN
The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.
II.TAX WITHHOLDING
A.The Company’s obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights or upon the grant or vesting of direct stock issuances or RSUs under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.
B.The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate, provide any or all holders of outstanding options or stock issuances under the Plan (other than the grants under Article Four) with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise or vesting of such awards, a whole number of such shares with an aggregate fair market value equal to the minimum amount necessary (or, if determined by the Plan Administrator in its discretion and to the extent adverse accounting treatment does not result, at the maximum applicable individual statutory tax rates) to satisfy the Federal, State and local income and employment tax withholdings (the “Taxes”) incurred in connection with the acquisition or vesting of such shares. In lieu of such direct withholding, one or more grantees may also be granted the right to deliver whole shares of Common Stock to the Company in satisfaction of such Taxes. Any withheld or delivered shares shall be valued at their fair market value on the applicable determination date for such Taxes.
III.EFFECTIVE DATE AND TERM OF PLAN
A.The Plan, as amended and restated, shall be effective on the date specified in the Board of Directors resolution adopting the Plan. Except as provided below, each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed solely by the terms and conditions of the agreement evidencing such grant, and nothing in this restatement of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. The Plan Administrator shall, however, have full power and authority, under such circumstances as the Plan Administrator may deem appropriate (but in accordance with Section I of this Article Five), to extend one or more features of this amendment and restatement to any options outstanding on the effective date.
B.Unless sooner terminated in accordance with the other provisions of this Plan, the Plan shall terminate upon the earlier of (i) ten (10) years following the date this amendment and restatement of the Plan is approved by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then any options or stock issuances outstanding on such date shall continue to have force and effect in accordance with the provisions of the agreements evidencing those awards.
C.Options may be granted with respect to a number of shares of Common Stock in excess of the number of shares at the time available for issuance under the Plan, provided each granted option is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.
IV.USE OF PROCEEDS
Any cash proceeds received by the Company from the sale of shares pursuant to options or stock issuances granted under the Plan shall be used for general corporate purposes.
V.REGULATORY APPROVALS
A.The implementation of the Plan, the granting of any option hereunder, and the issuance of stock (i) upon the exercise or surrender of any option or (ii) under the Stock Issuance Program shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.
B.No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including (to the extent required) the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, the Nasdaq Global Select Market or any successor system, if applicable) on which the Common Stock is then trading.
VI.NO EMPLOYMENT/SERVICE RIGHTS
Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.
VII. MISCELLANEOUS PROVISIONS
A.Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other awards under the Plan may not be assigned, encumbered or otherwise transferred by any grantee.
B.Awards issued under the Plan shall be subject to any clawback policy of the Company as in effect from time-to-time. No recovery of compensation under any such policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any grantee and the Company.
C.The provisions of the Plan relating to the exercise of options and the issuance and/or vesting of shares shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of-laws provisions, as such laws are applied to contracts entered into and performed in such State.

D.The Plan is intended to be an unfunded plan. Grantees are and shall at all times be general creditors of the Company with respect to their awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.
E.Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which subsidiary corporations shall be covered by this Plan and which employees outside the United States shall be eligible to participate in the Plan. The Committee may adopt, amend, or rescind rules, procedures, or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on death, disability, or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiary corporations or locations.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V95710-P50035 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. BIOCRYST PHARMACEUTICALS, INC. C/O EQUINITI TRUST COMPANY, LLC 1110 CENTRE POINTE CURVE, SUITE 101 MENDOTA HEIGHTS, MN 55120-4100 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2.&#9; To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2026. 3.&#9; To hold a non-binding, advisory vote regarding executive compensation. 4.&#9; To approve an amended and restated Stock Incentive Plan, increasing the number of shares available for issuance under the Stock Incentive Plan. 5.&#9; To transact such other business as may properly come before the meeting or any adjournment thereof. NOTE: UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR ELECTION AS DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, SUBJECT TO COMPLIANCE WITH RULE 14A-4(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. BIOCRYST PHARMACEUTICALS, INC. 1.&#9; Election of Directors (each to serve until the 2029 Annual Meeting of Stockholders) &#9; Nominees: The Board of Directors recommends you vote FOR the following: 01)&#9; Theresa M. Heggie 02)&#9; Amy E. McKee, M.D. 03)&#9; Jon P. Stonehouse VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by BIOCRYST PHARMACEUTICALS, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V95711-P50035 BIOCRYST PHARMACEUTICALS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2026 (This Proxy is Solicited by the Board of Directors) The undersigned stockholder(s) of BioCryst Pharmaceuticals, Inc., hereby appoint(s) Charles K. Gayer and Alane P. Barnes, and each of them, with full power of substitution, as proxies to represent and to vote, as designated on the reverse side of this proxy, all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at the Company's corporate headquarters at 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703, on Thursday, June 11, 2026 at 10:00 a.m. Eastern Daylight Time, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.